EXHIBIT 99.2


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------x
                                              :
In re:                                        :     Chapter 11
                                              :     Case No. 02- 40667 (BRL)
           GUILFORD MILLS, INC., et al.,      :
                                              :
                                              :     (Jointly Administered)
                                    Debtors.  :
-----------------------------------------------x





                           JOINT DISCLOSURE STATEMENT

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.



Dated: July 11, 2002
       New York, New York

                                       TOGUT, SEGAL & SEGAL LLP
                                       Bankruptcy Counsel for Guilford Mills,
                                         Inc., et al.
                                       Debtors and Debtors in Possession
                                       One Penn Plaza - Suite 3335
                                       New York, New York  10119
                                       (212) 594-5000

                                TABLE OF CONTENTS

                                                                                                               PAGE

I    INTRODUCTION...............................................................................................1

II   OVERVIEW OF THE PLAN.......................................................................................5

                A.        GENERAL...............................................................................5
                B.        CLASSIFICATION AND TREATMENT SUMMARY..................................................5
                C.        SOURCE OF PLAN FUNDING................................................................7

III  BACKGROUND HISTORY OF THE DEBTORS
      AND EVENTS LEADING TO THE CHAPTER 11 FILING...............................................................7

                A.        FORMATION, BUSINESS AND  DEBT STRUCTURE OF DEBTORS....................................7

                     1.        The Debtors' Businesses..........................................................7
                     2.        The Debtors' Facilities..........................................................8
                     3.        The Debtors' Capital Structure...................................................9

                B.        CIRCUMSTANCES SURROUNDING THE CHAPTER 11 FILING.......................................9

                     1.        Events Leading To These Chapter 11 Cases.........................................9
                     2.        Negotiations With the Secured Lenders............................................11
                     3.        Debtors' Reorganization Objectives...............................................12

IV   CORPORATE GOVERNANCE OF THE  DEBTORS
       DURING THE REORGANIZATION CASE...........................................................................12

                A.        BOARD OF DIRECTORS....................................................................12
                B.        MANAGEMENT4

V    SIGNIFICANT DEVELOPMENTS IN THE REORGANIZATION CASE........................................................13

                A.        SIGNIFICANT CASE ADMINISTRATION ORDERS................................................13
                B.        CREDITORS' COMMITTEE..................................................................14
                C.        POSTPETITION SECURED FINANCING........................................................14
                D.        CLAIM BAR DATES.......................................................................14
                E.        ASSET SALES...........................................................................15

                     1.        Real Estate......................................................................15
                     2.        Machinery and Equipment..........................................................15
                     3.        Unger Fabrik, LLC................................................................15

                F.        PLAN PROCESS..........................................................................16



                                        i

VI   SUMMARY OF THE PLAN........................................................................................16

                A.        GENERAL...............................................................................16

                B.        DESCRIPTION AND TREATMENT OF CLAIMS
                          AND INTERESTS UNDER THE PLAN..........................................................17

                     1.        Unclassified Claims..............................................................17

                                    a.    DIP Loan..............................................................17
                                    b.    Administrative Expense Claims.........................................17
                                    c.    Priority Tax Claims...................................................18
                                    d.    Priority Non-Tax Claims...............................................18

                     2.        Classified Claims and Interests..................................................19

                                    a.    Secured Lender Claims (Class 1).......................................19
                                    b.    Wachovia Guaranty Claim (Class 2).....................................20
                                    c.    Unsecured Claims (Class 3)............................................20
                                    d.    Employee Claims (Class 4).............................................20
                                    e.    Litigation Claims (Class 5)...........................................21
                                    f.    PBGC Claims (Class 6).................................................21
                                    g.    Intercompany Claims (Class 7).........................................21
                                    h.    Interests in GMI (Class 8)............................................21
                                    i.    Subsidiary Interests (Class 9)........................................21
                                    j.    Unissued Interests (Class 10).........................................21

                C.        TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN...........................................21

                     1.        Prosecution of Objections........................................................22
                     2.        Distributions Pending Allowance..................................................22
                     3.        Distributions After Allowance....................................................22
                     4.        Disputed Claims and Interests Reserves...........................................23

                D.        EXECUTORY CONTRACTS AND UNEXPIRED
                          LEASES UNDER THE PLAN.................................................................23

                     1.        General Treatment................................................................23
                     2.        Benefit Plans....................................................................24

                                    a.    Qualified Benefit Plans...............................................24
                                    b.    Employee Benefit Plans................................................24
                                    c.    Welfare Benefits......................................................24

                     3.        GMI Directors and Officers.......................................................25
                     4.        Pine Grove Collective Bargaining Agreement.......................................25



                                       ii

                E.        CONDITIONS PRECEDENT TO THE CONFIRMATION
                          DATE AND THE EFFECTIVE DATE OF THE PLAN...............................................25

                F.        WAIVER OF CONDITIONS PRECEDENT........................................................26

VII   MEANS OF IMPLEMENTATION OF THE PLAN.......................................................................26

                A.        GENERAL...............................................................................26
                B.        THE DISCONTINUED OPERATIONS TRUST.....................................................26

                     1.        Establishment of the Discontinued Operations Trust...............................26
                     2.        Purpose of the Discontinued Operations Trust.....................................26
                     3.        Transfer of Assets...............................................................26
                     4.        Investment Powers of the Discontinued Operations
                               Trustee and Permitted Cash Expenditures..........................................27
                     5.        Annual Distribution; Withholding.................................................27
                     6.        Termination......................................................................27
                     7.        Appointment of Discontinued Operations Trustee...................................28
                     8.        Allocation of Liabilities........................................................28

                C.        ALTAMIRA TRUST........................................................................28

                     1.        Establishment of the Altamira Trust..............................................28
                     2.        Distributions; Withholding.......................................................28
                     3.        Re-Transfer and Repurchase of Assets.............................................28
                     4.        Appointment of Altamira Trustee..................................................29
                     5.        Allocation of Liabilities........................................................29

                D.        PLAN FUNDING; SUBSTANTIVE CONSOLIDATION...............................................29
                E.        DISTRIBUTIONS UNDER THE PLAN..........................................................31

                     1.        Date of Distributions............................................................31
                     2.        Distribution Agent...............................................................31
                     3.        Cancellation of Certificates.....................................................31
                     4.        Fractional Shares................................................................31
                     5.        Distributions to Interest Holders as of the Record Date..........................31
                     6.        Delivery of Distributions........................................................31
                     7.        Time Bar to Cash Payments........................................................32
                     8.        Manner of Payment Under the Plan.................................................32
                     9.        Setoffs..........................................................................32

                F.        POST CONFIRMATION MANAGEMENT..........................................................32
                G.        POST EFFECTIVE DATE COMMITTEE.........................................................33

VIII  EFFECTS OF CONFIRMATION OF THE PLAN.......................................................................33

                A.        DISCHARGE OF DEBTORS..................................................................33



                                       iii

                     1.        Scope............................................................................33
                     2.        Injunction.......................................................................33

                B.        REORGANIZED DEBTORS' AUTHORITY........................................................34
                C.        VESTING AND LIENS.....................................................................34
                D.        TERM OF BANKRUPTCY INJUNCTIONS OR STAYS...............................................34
                E.        RELEASE FROM CLAIMS AND LIABILITIES...................................................35

                     1.        Release of Debtors and Debtors in Possession and Lenders.........................35
                     2.        Release of Directors and Officers................................................35
                     3.        Injunctions......................................................................35

                F.        AVOIDANCE ACTIONS AND OTHER CAUSES OF ACTIONS.........................................35
                G.        INJUNCTIONS...........................................................................35
                H.        RETENTION OF JURISDICTION.............................................................36
                I.        MODIFICATION OF THE PLAN..............................................................37
                J.        NOTICES...............................................................................38

IX             SECURITIES LAWS MATTERS..........................................................................40
                BANKRUPTCY CODE EXEMPTIONS......................................................................40

X              CERTAIN U.S. TAX CONSEQUENCES OF THE PLAN........................................................43

                A.        CONSEQUENCES TO THE DEBTORS...........................................................43

                     1.        Cancellation of Debt.............................................................44
                     2.        Limitation on NOL Carryforwards and Other Tax Attributes.........................45

                                    a.    General Limitation....................................................45
                                    b.    Special Bankruptcy Exception..........................................46

                     3.        Transfers of Assets to Discontinued Operations Trust.............................46
                     4.        Alternative Minimum Tax..........................................................46
                     5.        Altamira Trust...................................................................47

                B.        CONSEQUENCES TO HOLDERS OF ALLOWED
                          CLASS 8 INTERESTS.....................................................................47

                C.        TAX TREATMENT OF THE DISCONTINUED OPERATIONS
                          TRUST AND OWNERSHIP OF BENEFICIAL INTERESTS IN THE DISCONTINUED OPERATIONS TRUST......47

                     1.        Classification of Discontinued Operations Trust..................................47
                     2.        Tax Reporting....................................................................48

XI  VOTING AND CONFIRMATION OF THE PLAN.........................................................................49


                                       iv

                A.        WHO MAY VOTE..........................................................................49
                B.        VOTING PROCEDURES.....................................................................50
                C.        CONFIRMATION AND CONSUMMATION OF THE PLAN.............................................51

                     1.        Confirmation Hearing.............................................................51
                     2.        Objections to Confirmation of the Plan...........................................51
                     3.        Requirements for Confirmation of the Plan........................................52
                     4.        Fair and Equitable Test (In Cram-Down)...........................................52

                D.        ALTERNATIVES TO CONFIRMATION  AND
                          CONSUMMATION OF THE PLAN..............................................................54

                     1.        Alternative Plan of Reorganization...............................................54
                     2.        Liquidation Analysis.............................................................54

XII   RISK FACTORS TO BE CONSIDERED.............................................................................55

                A.        SETTLEMENTS EMBODIED IN THE PLAN......................................................55
                 B.        PROJECTED FINANCIAL INFORMATION......................................................56

XIII   CONCLUSION...............................................................................................57



                                TABLE OF EXHIBITS


Exhibit 1: Plan of Reorganization

Exhibit 2: Business Plan and Projections

Exhibit 3: Hypothetical Liquidation Analysis

                                        I

                                  INTRODUCTION

           Guilford Mills, Inc. and its domestic subsidiaries(1), the debtors and debtors in possession, are pleased to submit this Disclosure Statement to the holders of Claims against ("Creditors") and Interests in ("Stockholders") the Debtors in connection with (i) the solicitation from Creditors and Stockholders of acceptances or rejections of the Joint Plan of Reorganization dated July 11, 2002 proposed by the Debtors and filed with the United States Bankruptcy Court for the Southern District of New York, and (ii) the hearing on confirmation of the Plan scheduled for September [ ], 2002 at 10:00 a.m. All capitalized terms that are not defined in this Disclosure Statement have the same meanings as in the Plan. A copy of the Plan is annexed to this Disclosure Statement as Exhibit 1.

           The principal purpose of a Chapter 11 case is to permit the formulation of a plan of reorganization that provides for the restructuring of a debtor's liabilities and the treatment of its equity interests. The Plan is intended to resolve all Claims against and Interests in the Debtors, and provides for the continuation of certain of the Debtors' corporate and business affairs through the Reorganized Debtors.

           The Plan is the product of extensive negotiations among the Debtors and their prepetition Secured Lenders, which are a consortium of banks and insurance companies holding approximately $288 million in secured debt. Unlike most cases, the Debtors filed for chapter 11 relief to complete and implement a strategic restructuring that was agreed to prepetition, not as a last resort to buy time until they could determine how to reorganize.

           The Debtors' obligations to the Secured Lenders are secured by blanket first priority liens on substantially all of the Debtors' assets. Based upon prepetition real property appraisals and other valuations, it was concluded that the value of the Debtors' assets was less than the obligations owed to the Secured Lenders. Under the Plan, the Secured Lenders will compromise and reduce their secured debt to an aggregate of $135 million (exclusive of the Discontinued Operations Trust Notes and Altamira Trust Notes), and will permit the Debtors to utilize funds that constitute a part of the collateral securing the Secured Lenders' Claims to pay Claims and administrative expenses in the Reorganization Case. In consideration for compromising their Claims, on the Effective Date of the Plan, the Secured Lenders will receive Cash from the Discontinued Operations Account, New Term Notes aggregating $135 million, Discontinued Operations Trust Notes aggregating $48 million less the amount of Cash paid to the Secured Lenders from the Discontinued Operations Account, Altamira Trust Notes aggregating $22 million, 100% of the beneficial interests in the Discontinued Operations Assets, and 90% of the equity in Reorganized GMI. Reorganized GMI will retain all of its equity interests in the Reorganized Subsidiaries, all real property, inventory and other assets that are not transferred to the Discontinued Operations Trust, and beneficial ownership of the Altamira Trust Assets. Reorganized GMI will also have a revolving credit


------------------------------
1. The Subsidiaries are Hofmann Laces, Ltd., Gold Mills, Inc. Gold Mills Farms, Inc., Mexican Industries of North Carolina, Inc., Guilford Mills (Michigan), Inc., GMI Computer Sales, Inc., GFD Services, Inc., GFD Fabrics, Inc., Raschel Fashion Interknitting, Ltd., Curtains and Fabrics, Inc., Twin Rivers Textile Printing and Finishing, Advisory Research Services, Inc. and Guilford Airmont, Inc.

Exit Facility for working capital and other needs in the amount of $10 million plus an amount sufficient replace letters of credit issued prepetition.

           All Creditors (other than Litigation Claims) will receive a distribution under the Plan. Holders of general unsecured Claims, which are predominantly trade and vendor claims, will receive 100% of the amount of their Allowed Claims in Cash. The Debtors' present and former employees will retain all of their benefits under the Employee Benefit Plans. Benefits will continue to accrue, and employees will be paid their benefits as and when they come due. Other Creditors will receive a distribution that is more than they would receive if the Debtors' assets were liquidated and distributed by a bankruptcy trustee. Stockholders will receive a pro rata share of 10% of the New Common Stock. WHEN EVALUATING THE PLAN, CREDITORS AND STOCKHOLDERS SHOULD KEEP IN MIND THAT THE ENTIRE PLAN IS A COMPROMISE AND SETTLEMENT BY THE SECURED LENDERS OF THEIR CLAIMS AGAINST THE DEBTORS. THE VALUE OF THE DEBTORS' BUSINESSES AND ASSETS, WHETHER AS A GOING CONCERN OR IN LIQUIDATION, IS SIGNIFICANTLY LESS THAN THE AMOUNT THAT THE DEBTORS OWE TO THE SECURED LENDERS. ABSENT THE AGREEMENT THAT THE DEBTORS REACHED WITH THE SECURED LENDERS THAT IS EMBODIED IN THE PLAN, THERE WOULD NOT BE ANY MONEY, PROPERTY OR EQUITY IN THE REORGANIZED DEBTORS AVAILABLE TO DISTRIBUTE TO OTHER CREDITORS OR STOCKHOLDERS. Distributions will be made by the Distribution Agent or through the two trusts established on the Effective Date. The Debtors believe that the only way that Creditors other than the Secured Lenders, and Stockholders will receive a distribution is through the Plan.

           By Order dated August [ ], 2002, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable hypothetical, reasonable investors typical of the Creditors and Stockholders in each Class under the Plan to make an informed decision about whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT OF THE FAIRNESS OR THE MERITS OF THE PLAN. EACH CREDITOR AND STOCKHOLDER SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN AND ALL RELATED EXHIBITS IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, ALL EXHIBITS AND SCHEDULES, AND ANY OTHER DOCUMENTS REFERENCED IN THIS DISCLOSURE STATEMENT OR THE PLAN. IF THERE IS A DISCREPANCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS AND CONDITIONS OF THE PLAN SHALL GOVERN.

           Only classes of claims and interests that are "impaired" and receiving a distribution are entitled to vote. A class of claims or interests that is not impaired is not entitled to vote and is conclusively presumed to have accepted the plan. A class is "impaired" if legal, equitable, or contractual rights attaching to the claims or interests of that class are modified. The section of this Disclosure Statement entitled "Voting and Confirmation of the Plan" describes impairment and voting in greater detail.

           Classes 4, 6 and 9 are not impaired and are therefore conclusively deemed to have accepted the Plan. Accordingly, the holders of Claims or Interests in Classes 4, 6 and 9 are not receiving a Ballot to vote to accept or reject the Plan. Classes 1, 2, 3, 5, 7 and 8 are impaired under the Plan. The holders of Claims or Interests in those Classes are entitled to vote to accept or reject the Plan, and a Ballot accompanies this Disclosure Statement. Unissued Interests in Class 10 are not receiving a Distribution, and are deemed to have rejected the Plan and cannot vote.

           The Bankruptcy Code requires, as a condition to confirmation of a consensual plan of reorganization, that each class of claims against, or equity interests in, a debtor that is impaired under a proposed plan vote to accept such plan. The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the allowed claims in that class that cast ballots for acceptance or rejection of the plan. Under the Bankruptcy Code, acceptance by a class of equity interests requires the acceptance by the holders of at least two-thirds (2/3) of the allowed equity interests of that class held by the holders of equity interests who cast ballots for acceptance or rejection of the plan (that is, at least two-thirds of the shares voting on the plan must vote in favor of the plan to constitute acceptance by a particular class of equity interests).

           For the Plan to be confirmable under section 1129(a) of the Bankruptcy Code, the Plan must be accepted by the requisite majorities of holders of Claims and Interests in Classes 1, 2, 3, 5, 7 and 8. For a complete description of the requirements for acceptance of the Plan, see "Voting and Confirmation of the Plan - Confirmation and Consummation of the Plan".

           If one or more impaired Classes that votes does not accept the Plan, the Debtors may seek to confirm the Plan under section 1129(b) of the Bankruptcy Code, which permits confirmation of a plan of reorganization notwithstanding the non-acceptance of the plan by one or more impaired classes of claims or equity interests. Under that Bankruptcy Code section, a plan of reorganization may be confirmed if it does not discriminate unfairly and is "fair and equitable" with respect to the non-accepting class.

           After carefully reviewing this Disclosure Statement and the attached Exhibits, each Creditor and Stockholder holding an Allowed Claim or Interest in an impaired Class should vote using the enclosed Ballot and return the Ballot in the pre-addressed envelope so that it is actually received no later than 5:00 p.m. New York Time on September [ ], 2002 (the "Voting Deadline"). Please vote and return your Ballot to the Debtors' agent for purposes of receiving and tabulating Ballots ("Voting Agent"):

(If By Courier or Hand)                         (If By Mail)

Donlin, Recano & Co., Inc.                      Donlin, Recano & Co., Inc.
419 Park Avenue South                           Murray Hill Station
Suite 1206                                      P.O. Box 2034
New York, New York 10016                        New York, New York 10156-0701
Attention: Guilford Mills, Inc.                 Attn: Guilford Mills, Inc.
           Voting Department                          Voting Department

           If you have any questions about this Disclosure Statement or the Plan, contact the Debtors' attorneys. If you have questions on procedures for voting, or if you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please call the Voting Agent at (212) 481-1411.

           TO BE COUNTED, YOUR BALLOT MUST BE SIGNED AND RECEIVED BY THE VOTING AGENT AT THE ADDRESS SPECIFIED ABOVE BY THE VOTING DEADLINE. ANY BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN (OR THAT INDICATES BOTH ACCEPTANCE AND REJECTION) WILL NOT BE CONSIDERED IN THE TABULATION OF VOTES OF THE PLAN.

           The Bankruptcy Court has scheduled a hearing to consider the confirmation of the Plan (the Confirmation Hearing) on September [ ], 2002 at 10:00 a.m. before the Honorable Burton R. Lifland, United States Bankruptcy Judge, in Courtroom 623 on the Sixth Floor of the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served upon the Debtors' counsel, counsel for the prepetition Secured Lenders and postpetition DIP Lenders, counsel for the Creditors' Committee and the United States Trustee and filed through the Bankruptcy Court's electronic filing system(2) with a paper copy delivered to the Chambers of Judge Lifland, at the Bankruptcy Court, so as to be received on or before September [ ], 2002 at 5:00 p.m. New York Time. See "Voting and Confirmation of the Plan - Confirmation and Consummation of the Plan - Confirmation Hearing". The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of an adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

           THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES FOR THEIR CREDITORS AND STOCKHOLDERS. THE DEBTORS THEREFORE BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EACH AND EVERY CLASS AND RECOMMENDS THAT YOU VOTE TO ACCEPT THE PLAN.


---------------------------
2. See the Court's Website at www.nysb.uscourts.gov for instructions for electronic filing or contact the Bankruptcy Court's technical support at (212) 668-2870, ext. 3522, M-F, 8:30 a.m. to 5:00 p.m.

                                       II

                              OVERVIEW OF THE PLAN

A.         GENERAL

           The Plan is intended to resolve all existing Claims against and Interests in the Debtors and is the product of extensive negotiations between the Debtors and the Secured Lenders. The Plan requires acceptance by the Secured Lenders in order to be confirmed, and the Secured Lenders have indicated their support. This Disclosure Statement contains only a summary of the Plan, and is qualified in its entirety by reference to the provisions of the Plan.

B.         CLASSIFICATION AND TREATMENT SUMMARY

           The following table briefly summarizes the classification and treatment of Claims against, and Interests in, the Debtors under the Plan.

CLASSES                                   TYPE OF CLAIM AND TREATMENT
DIP Loan                       o          Estimated to be zero ($0.00).  The Debtors will pay
--------                                  the full amount of the DIP Loan in Cash on the
(No Class Designation)                    Effective Date.

Administrative Expenses        o          Estimated to not exceed $11 million.  Expenses for the
-----------------------                   administration of the Reorganization Case in the
(No Class Designation)                    approximate amount of $3 million will be paid in full
                                          in Cash. Expenses incurred in the ordinary course of
                                          business in the approximate amount of $8 million will be
                                          paid in Cash or on customary business terms.

Priority Tax Claims            o          Estimated to not exceed $50,000.  The Debtors will pay
-------------------                       these Claims in full in Cash, in installments with interest,
(No Class Designation)                    as otherwise agreed, or as established by the Bankruptcy Court.

Priority Non-Tax Claims        o          Estimated to not exceed $183,000.  The Debtors will pay
-----------------------                   these Claims in full in Cash, on ordinary business terms,
(No Class Designation)                    or as otherwise agreed.

Secured Lender Claims          o          The Secured Lender Claims are deemed Allowed in the
---------------------                     aggregate amount of $288,382,934.27.
(Class 1)


                                       5

                               o         Each Bank and Noteholder shall receive, in complete
                                         satisfaction of its Claim, Cash, a New Term Note, a
                                         Discontinued Operations Trust Note, an Altamira
                                         Trust Note, a beneficial interest in the Discontinued
                                         Operations Trust Assets, and a share of 90% of the New
                                         Common Stock.

                               o         The Debtors do not believe there will be any other Allowed
                                         Secured Claims.

Wachovia Guaranty Claim        o         Reorganized GMI will issue a new guaranty to Wachovia
-----------------------                  to replace the guaranty of the obligations of A-Advanced
(Class 2)                                Mini Storage, LLC in a principal amount equal to a percentage of
---------                                the amount of the Wachovia Guaranty Claim.

Unsecured Claims               o         Estimated to not exceed $18 million.  If the total of
----------------                         Unsecured Claims is less than $25.6 million, the Debtors
(Class 3)                                will pay these Claims in full in Cash. If the total of
                                         Unsecured Claims exceeds $25.6 million, the Debtors will pay each
                                         Claim holder its pro rata share of $25.6 million.

Employee Benefit Claims        o         The Debtors will pay each present or former employee all
-----------------------                  amounts that have become due and owing but not been paid as of
(Class 4)                                the Effective Date of the Plan, which are estimated to not exceed
                                         $460,000.  Employees will continue to accrue whatever benefits they are entitled to, and will be paid their benefits in the ordinary course as and when due.

Litigation Claims              o         Creditors with lawsuits or non-judicial administrative proceedings
-----------------                        against a Debtor will be entitled to pursue those Claims in an
(Class 5)                                appropriate non-bankruptcy forum, and may collect from any insurance policies that cover the Claims. These Creditors will not receive any other Distribution.

PBGC                           o         The Debtors will make all payments owed to the Qualified Benefit Plans
----                                     in Cash in full, with interest, which are estimated to not exceed $3.6
(Class 6)                                million. The PBGC will retain all of its legal, equitable and contractual rights against the Debtors.

Intercompany Claims            o         All Intercompany Claims will be deemed discharged and cancelled.
-------------------                      These Creditors will not receive any other Distribution from the
(Class 7)                                Debtors.

GMI Interests                  o         Old Common Stock will be cancelled. Current Stockholders will
-------------                            receive 10% of the New Common Stock on a pro rata basis.
(Class 8)


                                       6

Subsidiary Interests           o          GMI will retain all of its Interests in the Subsidiaries.
--------------------
(Class 9)

Unissued Interests             o          All Unissued Interests will be cancelled.  No New Common
------------------                        Stock is being distributed to these Interest holders.
(Class 10)



C.         SOURCE OF PLAN FUNDING

           The Distributions to be made under the Plan will be funded through Cash on hand of the Debtors, Cash from assets liquidated during the Reorganization Case, Cash from the surrender of life insurance policies including those in the Rabbi Trust, tax refunds, the revolving credit Exit Facility entered into as of the Effective Date, and from ongoing business operations of the Reorganized Debtors.


                                       III

                        BACKGROUND HISTORY OF THE DEBTORS
                   AND EVENTS LEADING TO THE CHAPTER 11 FILING

A.         FORMATION, BUSINESS AND
           DEBT STRUCTURE OF DEBTORS

           1. The Debtors' Businesses

           GMI, a publicly held company, is a leading worldwide producer and seller of warp knit, circular knit, flat-woven and woven velour fabric. Prior to the Petition Date, GMI sold its finished fabrics to customers who manufactured a broad range of apparel, automotive, home fashions and specialty products. GMI also manufactures specialty yarns for its own use and sale to customers.

           GMI historically operated in four segments - Automotive, Apparel, Home Fashions and Other/Specialty - until the beginning of fiscal 2002. These segments were:

           Automotive. The Automotive segment produces fabrics, primarily headliner and bodycloth, which are supplied to a number of original equipment manufacturers (OEMs) and their suppliers worldwide. These fabrics are used in the production of seats and headliners for passenger cars, sport utility vehicles, conversion vans and trucks. The company is the dominant producer of headliner fabric in the United States and Europe, with an approximate 75% domestic market share, and is one of the three largest producers of bodycloth in the United States. The company is the only true worldwide automotive fabric supplier, with plants in the U.S., U.K., Mexico, Brazil and Portugal. The company is unmatched in its technical capability in this sector, with advanced proprietary equipment and technology, and holds numerous patents. The Automotive segment is the most profitable of the company's divisions, and accounted for

51.8% of the company's total consolidated net sales for the fiscal year ended September 30, 2001.

           Apparel. The Apparel segment manufactures fabrics for a variety of applications including intimate apparel/ lingerie, swimwear, linings, career apparel and ready-to-wear women's garments. The Apparel segment represented 29.1% of the company's total consolidated net sales for the fiscal year ended September 30, 2001. Since the fourth quarter of fiscal 2000, GMI has substantially completed the strategic realignment of its apparel operations, resulting in the closing of facilities and the exit of domestic dyeing and finishing.

           Home Fashions. The Home Fashions segment produced window curtains, knit and/or lace comforters, sheets, shower curtains, pillowcases and bedskirts sold directly to department stores, discount retailers and catalog houses. GMI had relationships with some of America's largest retailers and sold products under its own house brand names as well as through licensed brand agreements. This segment also produced upholstery fabrics for use in office and residential furniture, mattress ticking and window treatment applications. During the fiscal year ended September 30, 2001, the Home Fashions segment accounted for 12.3% of the company's total consolidated net sales. In connection with its operational realignment, in February 2002 GMI sold certain assets of its direct-to-retail Home Fashions segment and exit that segment of its business.

           Other/ Specialty. The Other/Specialty segment produces fabrics for use in a broad range of industrial and technical products, and includes the Debtors' fibers operations. The Other/Specialty segment represented 6.8% of total net sales for the fiscal year ended September 30, 2001.

           2. The Debtors' Facilities

           The Debtors own or lease manufacturing and production facilities in New York, North Carolina and Pennsylvania, and warehouses in New York and North Carolina. They also maintain sales offices and/or design studios in Illinois, Michigan and North Carolina. The Home Fashions segment had four retail outlet stores in New York, which are being phased out as this segment winds down. The non-debtor foreign subsidiaries own or lease production and related facilities in Mexico, Brazil, the United Kingdom, Portugal, Spain and Germany. On the Petition Date the Debtors employed approximately 3,000 people domestically in their corporate offices and various facilities.

           For the fiscal year ended September 30, 2001, the Debtors had consolidated net sales of $644 million. As of that date, the Debtors' books and records reflected assets totaling approximately $551 million and liabilities totaling approximately $409 million.

           3. The Debtors' Capital Structure

           The Debtors' consolidated capital structure principally consists of a revolving credit facility, a series of senior notes, and a single class of common stock.

           Senior Notes. In the first quarter of fiscal 1999, GMI issued $145 million of senior unsecured notes (the "Senior Notes") to the Noteholders (or their predecessors in interest), pursuant to Note Purchase Agreements dated as of December 18, 1998. The Senior Notes are guaranteed by each of the Subsidiaries. There are currently five Noteholders. The proceeds of the sale were used to reduce a portion of GMI's outstanding borrowings on its uncommitted lines of credit and revolving credit facility.

           Revolving Credit Facility. The Debtors' prepetition operations were financed by a $130 million revolving credit facility dated as of May 26, 2000 (as amended and modified, the "Credit Agreement") between GMI, as borrower, and the Banks (or their predecessors in interest). Each of the lending Banks issued a commitment to loan GMI a portion of the $130 million facility, on a ratable basis with the other Banks. The obligations under the Credit Agreement are guaranteed by each of the Subsidiaries and secured by substantially all of the Debtors' domestic assets, as well as 65% of the stock GMI holds in its foreign subsidiaries.

           At the same time GMI entered into the Credit Agreement, the Senior Notes became ratably secured with the revolving credit facility. The Banks, Noteholders and Wachovia as collateral agent entered into an Intercreditor Agreement, dated as of May 2000 pursuant to which the Banks and Noteholders maintain pari passu interests in the collateral and assets securing the debts.

           Wachovia Guaranty Claim. GMI guaranteed the obligations of A-Advanced Mini-Storage, LLC to Wachovia in the principal amount of $2.55 million. GMI owns 50% of the member interests in A-Advanced. The Wachovia Guaranty Claim is secured by the same collateral that secures the Credit Agreement and the Senior Notes.

           Stock. There were 18,627,076 issued and outstanding shares of Old Common Stock as of December 31, 2001.

B.         CIRCUMSTANCES SURROUNDING THE CHAPTER 11 FILING

           1. Events Leading To These Chapter 11 Cases

           For many years GMI primarily produced fabrics for apparel applications. While GMI had diversified into automotive fabrics in the 1970s, sales of apparel fabrics remained dominant through most of the 1990s. For its fiscal year ended July 1, 1990, sales of apparel fabrics and automotive fabrics represented 65% and 29% of total sales, respectively. Sales of automotive fabrics continued to grow, ultimately eclipsing sales of apparel fabrics in fiscal year 1999 (when automotive sales and apparel sales represented 42% and 39% of total sales, respectively). The automotive business was the more profitable of the two. In fiscal 1998 and 1997, the automotive business accounted for 53% and 39%, respectively, of GMI's total operating profit, compared to 13% and 20%, respectively, for the apparel business.

           The shift in the sales mix between automotive and apparel fabrics occurred during a period when the Debtors' overall sales were rising. From fiscal 1991 through fiscal 1997, total sales including automotive and apparel fabrics rose steadily, from $528 million to $894 million. The Debtors' performance during this period mirrored substantially the performance of the entire textile industry. From 1992 to 1997, textile mill shipments hit new records every year, peaking at a record $83.9 billion in 1997.

           GMI's 1998 fiscal year, however, witnessed a decline in apparel sales from 1997, which fell from $352 million to $340 million. The principal cause of this decline - an influx of low priced Asian yarns, fabrics and finished garments into the United States - proved to have devastating consequences for both the Debtors and the entire textile industry. While Asian fabric imports into the U.S. had actually declined by 36% from 1992 to 1996, such imports surged after the currency devaluations began in 1997, as Asian fabric imports into the U.S. increased by 61% from 1996 to 2000. The 40% decline in Asian currencies since the onset of the financial crisis, together with the strong U.S. dollar policy, resulted in greater market share for Asian importers and lower prices for domestic textile products. Earnings of domestic textile companies were directly affected - calendar year 2000 marked the first annual loss for the industry in the more than 50 years since such data was collected. Employment in the textile industry naturally suffered as a result, with at least 25 plants closing in 2000. Established textile mills including Burlington Industries (also located in Greensboro, North Carolina), Malden Mills and Galey & Lord filed for chapter 11 protection.

           Although the effects of the crisis were only beginning to be recognized, the Debtors, during fiscal 1998, consolidated two fiber-producing facilities, shifting their focus toward specialty yarns and away from commodity yarns, and restructured certain apparel operations to remove fixed costs. GMI's business continued to suffer during fiscal 1999 as a result of cheap foreign imports. Apparel sales continued to decline in fiscal 2000.

           During the fourth quarter of fiscal 2000, GMI committed to a comprehensive restructuring plan intended to reduce capacity and improve the profitability of its apparel operations. The plan included discontinuing the knitting, dyeing and finishing operations at the Fishman and Greenberg facilities in Greensboro, North Carolina. A portion of the Greenberg operations was transferred to GMI's new state-of-the-art facility in Altamira, Mexico, which began production in May 2001, while other production was transferred to GMI facilities in the United States.

           In July 2001, GMI announced that it would cease production of apparel and home fashions fabrics at its Pine Grove, Pennsylvania facility. In a further shift away from domestic apparel production, GMI also announced, in September 2001, its intention to exit the manufacture of stretch knit, intimate apparel, swimwear fabrics, lace and home fashion lace at the Cobleskill, New York facility. GMI ceased operations in Cobleskill prior to the Petition Date. GMI also closed four domestic facilities and scaled back production at a fifth. These plant consolidations resulted in the loss of approximately 1,725 employees. With these actions, GMI has substantially ceased apparel and home fashions warp knit fabric production in the United States and has exited numerous other fabrics and home fashions products.

           Notwithstanding the restructuring efforts, GMI's business continued to suffer throughout fiscal 2001, with each of the four business segments experiencing year over year sales declines in each quarter. Total sales in fiscal 2001 declined to $644 million from $814 million in fiscal 2000. The company reported a net loss of $160.7 million for fiscal 2001 (most of which was attributable to non-automotive businesses) compared with a net loss of $21 million for the prior year. The factors resulting in this performance were varied, with apparel sales being battered by low-priced foreign competition and the soft economic environment, and automotive fabric sales being adversely affected by a slower car production in the United States and the loss of market share by GMI's U.K. automotive customers.

           The decline in revenues continued in the first quarter of fiscal 2002, during which net sales decreased by $36 million from the same quarter last year, to $137 million. GMI sustained an operating loss for the quarter of $7.8 million. Subsequent to the end of the first fiscal quarter, GMI decided to exit the direct-to-retail Home Fashions business and sold certain assets of that segment to Homestead Fabrics, Ltd. The decision to exit the direct-to-retail Home Fashions segment is consistent with GMI's strategic decision to reorganize around its core automotive and technical businesses.

           2. Negotiations With the Secured Lenders

           In the Spring of 2001 GMI began preliminary negotiations with the Secured Lenders to consensually restructure roughly $275 million of secured debt that the company could no longer service. One of GMI's primary objectives was to de-leverage its balance sheet and decrease its debt capacity to a level that was appropriate for a company of its size and with its earnings.

           Negotiations intensified in the Fall. GMI turned to several well-known and experienced professional firms to assist in the restructuring efforts. GMI hired Rothschild Inc. ("Rothschild"), an investment-banking firm, to value the businesses and develop strategies for raising capital and restructuring equity. GMI retained Nightingale & Associates, LLC ("Nightingale") as financial advisors to help identify and market non-core assets. The company also hired Togut, Segal & Segal LLP as restructuring and bankruptcy counsel for advice about completing the restructuring through a chapter 11 filing if that proved to be the most advantageous method. These firms worked closely with the company and its other advisors including Weil, Gotshal & Manges, LLP, GMI's longtime outside general corporate counsel.

           On March 5, 2002 GMI announced that it had reached an agreement in principle with the Banks and Noteholders to restructure the company's senior indebtedness and capital structure. Under the agreement in principle, GMI hoped to reorganize around its core automotive and technical businesses through a series of transactions whereby the company would sell non-core assets, pay down its debt and restructure its capital arrangement.

           3. Debtors' Reorganization Objectives

           The Debtors sought protection under chapter 11 of the Bankruptcy Code to obtain the necessary time to fully implement their strategic plan and financial restructuring as agreed to in principle with the Secured Lenders. Under the Plan, GMI will restructure its business to reflect an appropriate debt capacity level, by focusing on its core automotive and specialty textile businesses. The confirmed Plan will enable the Debtors to emerge from bankruptcy with a streamlined, focused business strategy and sustained profitability.


                                       IV

                           CORPORATE GOVERNANCE OF THE
                     DEBTORS DURING THE REORGANIZATION CASE

A.         BOARD OF DIRECTORS

           On the Petition Date, GMI's Board of Directors (the "Board") consisted of the following members:

            Charles A. Hayes               Chairman
            John A. Emrich
            Tomokazu Adachi
            Grant M. Wilson
            Jacobo Zaidenweber
            Sherry R. Jacobs
            Paul G. Gillease
            Stephen C. Hassenfelt

B.         MANAGEMENT

           The Debtors' principal senior management on the Petition Date consisted of:

            Charles A. Hayes            Chairman
            John A. Emrich              President and Chief Executive Officer
            David H. Taylor             Interim Chief Financial Officer
            Michael Yeager              Acting Treasurer
            Richard E. Novak            Vice President/Human Resources
            Don A. Alexander            Vice President/Technology
            David Schweibold            Vice President/Information Systems
            Robert A. Emken, Jr.        Secretary and General Counsel

                                        V

                            SIGNIFICANT DEVELOPMENTS
                           IN THE REORGANIZATION CASE

A.         SIGNIFICANT CASE ADMINISTRATION ORDERS

           On March 14, 2002, the day after the Petition Date, the Debtors obtained various so-called "first day orders" to facilitate the efficient administration of the Reorganization Case and the Debtors' transition to debtor in possession status. Requests for "first day orders" are generally presented to a bankruptcy court either upon commencement of the case or shortly thereafter. Among the orders entered by the Bankruptcy Court at the inception of the Reorganization Case were:

                     Relief Granted                                                     Purpose
                     --------------                                                     -------
1.    Retention of Togut, Segal & Segal LLP                      Debtors' bankruptcy legal counsel

2.    Retention of Nightingale & Associates, LLP                 Debtors' bankruptcy financial advisors

3.    Preliminary approval of DIP Loan                           Authorized Debtors to obtain immediate financing of
                                                                 up to $15 million

                                                                 Ensure undisrupted payroll and benefits to employees
4.    Payment of prepetition employee wage,                      during transition into debtor in possession status
      salary and benefit claims
5.    Continued use of bank accounts, business                   Allow for continuity in use of business forms and
      forms and records                                          records, bank accounts and interaction with suppliers
                                                                 and customers

6.    Payment for certain prepetition goods in transit           Allow the Debtors to obtain delivery of goods ordered
                                                                 and shipped to ensure uninterrupted flow of raw
                                                                 materials

7.    Payment of certain prepetition                             Ensure uninterrupted deliveries of imported goods and
      shipping, customs and related charges                      merchandise critical to business operations

8.    Retention of Donlin, Recano & Co. as claims                To manage the claims administration process in the
      agent                                                      Reorganization Case


           The Debtors also filed an application, on July 9, 2002, for authority to make certain payments to retired employees and to implement a severance program for employees who were terminated postpetition.

B.         CREDITORS' COMMITTEE

           On March 26, 2002, the United States Trustee appointed the Creditors' Committee in the Reorganization Case, which consists of:

1.         BASF Corporation
2.         Fibras Quimicas, S.A.
3.         Carolina Power & Light Company
4.         Foamex, L.P.
5.         M. Dohmen, USA
6.         Unifi, Inc.
7.         Ostrow International

           By Orders dated April 18, 2002 and May 15, 2002, the Bankruptcy Court authorized the Creditors' Committee to retain Thelen Reid & Priest LLP and Deloitte & Touche, LLP as its counsel and accountants, respectively.

C.         POSTPETITION SECURED FINANCING

           During the Reorganization Case, the Court entered a Final Order authorizing GMI to obtain debtor in possession financing of up to $30 million from Wachovia and other DIP Lenders. The DIP Loan is guaranteed by the Subsidiaries and secured by first priority liens against substantially all of the Debtors' assets. Due to better than forecasted operating results, the Debtors have generated sufficient cash from operations so that there are no outstanding borrowings under the DIP Loan, and the Debtors expect the balance outstanding under the DIP Loan on the Effective Date of the Plan will be zero ($0). GMI also entered into a factoring agreement with The CIT Group/Commercial Lending, Inc. to continue its prepetition factoring arrangement on substantially the same terms in the ordinary course of business.

D.         CLAIM BAR DATES

           By order dated April 1, 2002 (the "Bar Date Order"), the Bankruptcy Court fixed May 7, 2002 as the last date (the "Bar Date") by which non-government entities must file a proof of Claim in the Reorganization Case. The Debtors will file an application asking the Bankruptcy Court to fix a last date (the "Administrative Bar Date") by which any Person asserting a Claim against the Debtors that arose after the Petition Date must file a request for allowance of an administrative expense that accrued on or before _________, 2002.

E.         ASSET SALES

           1. Real Estate

           At the Petition Date, the Debtors held fee and/or leasehold interests in real property located throughout the United States. Most of the property owned by the Debtors was located in the Greensboro, North Carolina vicinity, as well as in upstate New York and Pennsylvania, and consisted of manufacturing and production facilities. The leased properties were mostly sales offices and retail outlets.

           During the Reorganization Case, the Debtors agreed to sell the Greenberg facility in Greensboro, North Carolina, which had been used in the apparel business. The Debtors are also actively marketing other idled facilities, including the Herkimer plant and the Cobleskill plant, both in upstate New York, and the Fishman and IFD buildings in Greensboro. Prior to the Effective Date, the proceeds from the sale of assets are being deposited into the Discontinued Operations Account at Wachovia. All real property that is not needed after Confirmation will be transferred to the Discontinued Operations Trust on the Effective Date of the Plan.

           Following the Petition Date, the Debtors decided to close the Altamira facility in Mexico and the Lumberton plant in North Carolina. These assets will be transferred, respectively, to the Altamira Trust and the Discontinued Operations Trust. The Debtors also concluded that they no longer needed many of their sales offices and retail stores. The Debtors filed a motion in the Bankruptcy Court to reject certain leases. They entered into stipulations with a number of landlords to satisfy postpetition rent and to provide for the orderly surrender of the various premises.

           2. Machinery and Equipment

           During the Reorganization Case, the Debtors sold assets from discontinued operations that were not necessary to their reorganization. The Debtors retained DoveBid, Inc. ("DoveBid"), a prominent auctioneer, to help find buyers and sell machinery and equipment. Nightingale also participated in this task. The Debtors sold machinery and equipment to Karl Mayer Textiles, Ltd. for $11,350,000 at a private sale that was approved by the Bankruptcy Court. They also sold the Twin Rivers Printing & Textile finishing business for $1.5 million, and currently negotiations are pending to sell dyeing and finishing equipment at the Cobleskill plant and other unused equipment.

           3. Unger Fabrik, LLC

           GMI obtained a 50% membership interest in Unger Fabrik, LLC ("Unger") in June 1998 for a $3.7 million contribution. FB Capital, Inc., which is owned by Fabian Oberfeld ("Oberfeld") and Richard Sneider ("Sneider"), own the other 50% interest. Unger, directly or through subsidiaries and affiliates, is engaged in the business of cutting and sewing fabrics for apparel applications. Unger had offices and manufacturing facilities in California and Mexico, and GMI hoped to utilize Unger production capabilities to augment its expansion of apparel production into Mexico. Unger's business operated at a loss, and as of the Petition Date, GMI had loaned or extended trade credit to Unger and its affiliates in excess of $14.9 million.

           In the Spring of 2002, Oberfeld and Sneider, offered to acquire Guilford's interests in Unger, as well as its .5% equity interest in an Unger subsidiary, Confecciones Carcon S.A. de C.V. ("Confecciones") for $2,125,000. As part of the transaction, Oberfeld and Sneider would also cause an affiliate, Unger Fabrik Nustart S.A. de C.V. ("Nustart"), to transfer title to a commercial manufacturing facility and property located at the Nustart Industrial Park in Mexico (the "Nustart Property") to GMI. All intercompany debt and receivables were effectively cancelled. Nightingale had estimated that over a period of up to one year, GMI might be able to liquidate its membership interests in Unger for between $2.2 and $2.5 million (assuming Unger remained in business and its financial condition stabilized). GMI therefore decided to accept the Oberfeld/Sneider offer. The Court approved the proposed transaction and the sale has closed.

F.         PLAN PROCESS

           The Plan is the culmination of and the means to implement the strategic restructuring that began prepetition. Negotiations grew to encompass a complete settlement and compromise of the Secured Lenders' Claims and culminated in the March 5, 2002 term sheet (the "Term Sheet") signed by the Debtors and the Secured Lenders. The Term Sheet, although not binding, outlined the basic parameters of a consensual restructuring to be implemented through a chapter 11 plan, and established a mechanism for reducing the secured debt level and paying creditors. As such, the Term Sheet is the foundation for the Plan. The treatment of all Claims and Interests is discussed fully in Article VI.


                                       VI

                               SUMMARY OF THE PLAN

A.         GENERAL

           This section of the Disclosure Statement summarizes the Plan. YOU SHOULD READ THE PLAN IN ITS ENTIRETY, AND DISCUSS THE DISTRIBUTIONS AND RIGHTS TO WHICH YOU ARE ENTITLED WITH YOUR ADVISORS.

           In general, a chapter 11 plan of reorganization (i) divides claims and equity interests into separate classes, (ii) specifies the property that each class is to receive under the plan, and (iii) contains other provisions necessary to the reorganization of the debtor. Under the Bankruptcy Code, "claims" and "equity interests" are classified rather than "creditors" and "Stockholders" because such entities may hold claims or equity interests in more than one class. For purposes of this Disclosure Statement, the terms "Creditor" and "Stockholder" refer to the holder, whether legal or beneficial, of a "Claim" or "Interest", respectively, in a particular Class under the Plan. If Claims and Interests are "impaired" under the Plan, their holders are receiving this Disclosure Statement (and the related Ballots and other materials delivered at the same time) for the purpose of voting to accept or reject the Plan.

           A chapter 11 plan may specify that certain classes of claims or equity interests are either to be paid in full on the Effective Date (as defined below) of the plan or are to have their claims or equity interests remain unaltered by the reorganization effectuated by the plan. These classes are referred to as "unimpaired" and, because of such favorable treatment, are conclusively deemed to accept the plan. Accordingly, under section 1126(f) of the Bankruptcy Code, it is not necessary to solicit acceptances from the holders of claims or equity interests in such unimpaired classes. Under the Plan, Class 2 (Other Secured Claims), Class 4 (Employee Benefit Claims) and Class 9 (Subsidiary Interests) are not impaired and are conclusively deemed to have accepted the Plan. The PBGC Claims (Class 6), which are contingent, will be fully satisfied through the Debtors' assumption of the Qualified Benefit Plans and payment of all arrears, and Class 6 Claims are also unimpaired.

           A Chapter 11 plan also may specify that certain classes of claims or equity interests will not receive or retain any property on the effective date of the plan. These are impaired claims or equity interests, but unlike those that are afforded some treatment by a plan, they receive no treatment and are discharged and extinguished. Under section 1126(f) of the Bankruptcy Code, such classes are conclusively deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan. In the Reorganization Case, Unissued Interests (Class 10) are impaired and shall receive no treatment or distribution under the Plan. Accordingly, holders of Interests in Class 10 are deemed to have rejected the Plan and their votes will not be solicited.

           The "Effective Date" of the Plan means the date that is at least (11) eleven days (calculated under Rule 9006 of the Bankruptcy Rules) after the Confirmation Date if no stay of the Confirmation Order is then in effect. On the Effective Date, the transactions and distributions contemplated under the Plan are to be effected.

B.         DESCRIPTION AND TREATMENT OF CLAIMS
           AND INTERESTS UNDER THE PLAN

           1. Unclassified Claims.

           a. DIP Loan

           Postpetition claims by the DIP Lenders for repayment of the DIP Loan were afforded a "superpriority" administrative expense status by the Bankruptcy Court, meaning that the DIP Loan must be paid in full before any other postpetition expenses or prepetition claims can be paid. The Debtors believe there will be nothing owed to the DIP Lenders at Confirmation. If there is an outstanding amount, on the Effective Date, the Debtors will pay the full amount of the DIP Loan in Cash from the Discontinued Operations Account.

           b. Administrative Expense Claims.

           Creditors holding Allowed Administrative Expense Claims are those Persons with Claims against the Debtors entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including: (i) all actual and necessary costs and expenses of preserving the Estate; (ii) any indebtedness or obligations incurred by the Debtors postpetition in connection with the conduct or operation of their business; (iii) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 331 of the Bankruptcy Code, whether fixed before or after the Effective Date; and (iv) any fees and charges assessed against the Estate under Chapter

123, title 28, United States Code, including post-Confirmation Date and post-Effective Date fees and charges.

           As soon as practicable after the later of the Effective Date and the date the Claim becomes an Allowed Claim, each holder of an Allowed Administrative Expense Claim will receive a Distribution (i) in Cash in full, or
(ii) in such amounts and on such other terms as may be agreed between the holder of an Allowed Administrative Expense Claim and the Debtors. Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business shall be paid by the Debtor or the Reorganized Debtor, as the case may be, in accordance with the terms and conditions of the particular agreements from which such Administrative Expense Claims arise.

           c. Priority Tax Claims.

           Creditors holding Priority Tax Claims are governmental units with Claims against the Debtors entitled to priority under section 507(a)(8) of the Bankruptcy Code. These Claims are for taxes based on income or gross receipts, property taxes, taxes of other parties required to be collected or withheld by the Debtors on behalf of governmental units, excise taxes, transfer taxes, custom duties and penalties for actual pecuniary loss related to the foregoing.

           As soon as practicable after the later of the Effective Date and the date the Claim becomes an Allowed Claim, each holder of an Allowed Priority Tax Claim will receive a Distribution (i) in Cash in full, or (ii) in such amounts and on such other terms as may be agreed between the holder of an Allowed Priority Tax Claim and the Debtors, or (iii) with interest at a fixed annual rate equal to the Federal judgment rate on the Effective Date, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or (iv) upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

           d. Priority Non-Tax Claims

           Holders of Priority Non-Tax Claims are those Creditors holding Claims against the Debtors, other than Administrative Expense Claims and Priority Tax Claims, which are entitled to priority under section 507(a) of the Bankruptcy Code. These Claims may include employee wages, salaries and commissions and contributions to employee benefit plans (subject in all such cases to certain limitations prescribed by the Bankruptcy Code).

           The Debtors do not believe that there will be any significant Allowed Priority Non-Tax Claims as of the Effective Date because, among other things, the Debtors were authorized by the Bankruptcy Court at the beginning of the bankruptcy case to pay all accrued and outstanding payroll and employee benefits as of the Petition Date. The Debtors believe any Priority Non-Tax Claims have already been satisfied. There may be a small amount of such Claims arising from unpaid prepetition severance obligations to former employees. If any Allowed Priority Non-Tax Claims do exist, then as soon as practicable after the later of the Effective Date and the date the Claim becomes an Allowed Claim, each holder of an Allowed Priority Non-Tax Claim will receive a Distribution (i) in Cash in full, or (ii) in such amounts and on such other terms as may be agreed between the holder of an Allowed Priority Non-Tax Claim and the Debtors, or (iii) in accordance with the terms of the particular agreement under which such Priority Non-Tax Claims arose.

           2. Classified Claims and Interests.

           a. Secured Lender Claims (Class 1).

           The aggregate prepetition Allowed Claim of the Secured Lenders is in the amount of $288,382,934.27 (excluding outstanding letters of credit), which includes a compromise in the amount of $15 million of the substantially greater "make-whole" amount due under the Note Purchase Agreements. The Noteholders' agreement to such compromise is expressly conditioned upon Confirmation of the Plan.

         Class 1(a) consists of the Secured Bank Claims.

         Class 1(b) consists of the Secured Noteholder Claims.

           On the Effective Date, each holder of an Allowed Class 1(a) Claim and Class 1(b) Claim shall receive, in complete satisfaction of its Claim, (i) a share of Cash in the Discontinued Operations Account, (ii) a New Term Note in principal amount equal to a share of the aggregate principal amount of all New Term Notes, (iii) a Discontinued Operations Trust Note in principal amount equal to a share of the aggregate principal amount of all Discontinued Operations Trust Notes, (iv) an Altamira Trust Note in principal amount equal to a share of the aggregate principal amount of all Altamira Trust Notes, (v) a share of 100% of the beneficial interests in the Discontinued Operations Trust, and (vi) a share of 90% of the New Common Stock (collectively, the "Secured Lenders' Distribution"). The interests described in clause (v) above shall be uncertificated, but shall be recorded in a register to be maintained in accordance with the terms of the Discontinued Operations Trust Agreement.

           The New Term Notes will be guaranteed by the Reorganized Subsidiaries, and secured by second priority liens and security interests on substantially all of the Reorganized Debtors' tangible and intangible assets, including, without limitation, intellectual property, real property and the capital stock of each Reorganized Subsidiary (except that the liens shall be limited to 65% of the interests held by GMI in its non-debtor foreign subsidiaries and affiliates). The Discontinued Operations Trust Notes will be secured by the assets of the Discontinued Operations Trust, and the Altamira Trust Notes will be secured by the assets of the Altamira Trust.

           Pre-Petition Date, letters of credit were issued by one or more of the Banks for the account of the Debtors, and are secured by the same Collateral that secures the Secured Lenders' Claims. On the Effective Date, these letters of credit will be cancelled, and replaced by new letters of credit, as necessary, which will be issued under the Exit Facility.

           Class 1 Claims are impaired under the Plan.

           b. Wachovia Guaranty Claim (Class 2).

           On the Effective Date, the Wachovia Guaranty Claim shall be cancelled and discharged. Reorganized GMI will issue a new guaranty to Wachovia in the principal amount equal to a percentage of the Wachovia Guaranty Claim equal to the percentage recovery of the Secured Lenders under the Plan. The new guaranty will be secured by the same collateral that secures the New Term Notes.

           The Class 2 Claim is impaired under the Plan.

           c. Unsecured Claims (Class 3).

           Class 3 consists of all Allowed Unsecured Claims against the Debtors that are not Administrative Expense Claims, Priority Claims, Employee Claims or Litigation Claims. The Debtors estimate that there will be an aggregate of approximately $[ ] million in Allowed Claims in Class 3 as of the Effective Date.

           As soon as practicable after the later of the Effective Date and the date a claim becomes an Allowed Claim, each Class 3 Claim holder shall receive the lesser of (i) 100% of the Allowed amount of its Claim in Cash, provided the aggregate of all Class 3 Claims does not exceed $25.6 million, and (ii) its pro rata share of $25.6 million if the aggregate of all Class 3 Claims exceeds $25.6 million. Class 3 Claims are impaired.

           d. Employee Claims (Class 4).

           Class 4 consists of unsecured Claims of beneficiaries under one or more of the Debtors' Employee Benefit Plans. As soon as practicable after the later of the Effective Date and the date such Claim is Allowed, each holder of an Allowed Class 4 Claim shall (i) receive a Distribution in an amount equal to the accrued but unpaid amount of such Claim owing on the Effective Date, and
(ii) retain all legal, equitable and contractual rights to which such holder is entitled under the terms of any Employee Benefit Plan. To the extent any Employee Benefit Plan is deemed to be an Executory Contract, it will be deemed to be assumed on the Effective Date in accordance with the Plan, and employees shall continue to accrue whatever benefits they may be entitled to. On the Effective Date, Reorganized GMI shall also establish a segregated account with $3 million in Cash, in lieu of the life insurance policies previously held in the Rabbi Trust, which are being surrendered by GMI in connection with the Plan. The money in this account may be utilized to make post-Effective Date payments to beneficiaries under one or more of the Non-Qualified Benefit Plans that were subject to the Rabbi Trust prior to the Petition Date.

           e. Litigation Claims (Class 5).

           Class 5 consists of unsecured Litigation Claims, which are lawsuits or non-judicial administrative proceedings against a Debtor that were commenced prepetition. Under the Plan, the holders of Litigation Claims shall retain all rights to proceed against a Debtor in an appropriate non-bankruptcy venue, but only to the extent and limit of applicable insurance coverage. Class 5 Claim holders shall have no direct Claim against a Debtor post-Confirmation for any deductible under an insurance policy or any excess over the policy coverage limits. Class 5 Claim holders shall receive no Distribution under the Plan. Class 5 Claims are impaired.

           f. PBGC Claims (Class 6).

           Class 6 consists of the unsecured Claims of the Pension Benefit Guaranty Corporation. These are contingent claims in the event the PBGC is required to make any payments to the Qualified Benefit Plans to cover the Debtors' unfunded or underfunded liabilities. The Class 6 Claim holder will retain all of its legal, equitable and contractual rights against the Debtors. The Qualified Benefit Plans will be assumed and all accrued amounts owed under any of the Qualified Benefit Plans as of the Effective Date will be paid in Cash as soon as practicable after the Effective Date. The Class 6 Claims are not impaired.

           g. Intercompany Claims (Class 7).

           Intercompany Claims are Claims against a Debtor held by another Debtor arising from intercompany loan transactions, accounts payable and other business-related transactions. Under the Plan, holders of Intercompany Claims will receive no Distribution (Cash or otherwise) on account of their Claims. However, all Intercompany Claims shall be deemed discharged and cancelled as of the Effective Date, and each Debtor shall be deemed to have released every other Debtor from all obligations arising under Intercompany Claims. Class 7 Claims are impaired.

           h. Interests in GMI (Class 8).

           Holders of Old Common Stock will receive a pro rata share of 10% of the New Common Stock. GMI holds treasury stock, but will receive no New Common Stock. Class 8 Interests are impaired.

           i. Subsidiary Interests (Class 9).

           GMI holds all of the Interests in the Subsidiaries, and will retain those Interests on the Effective Date. Class 9 Interests are unimpaired.

           j. Unissued Interests (Class 10).

           Unissued Interests are those options or rights, if any, to acquire or receive either an Interest in GMI or a Subsidiary, but do not include Old Common Stock. All Unissued Interest shall be cancelled on the Effective Date, and no Distribution will be made to the holders. Class 10 Interests are impaired.

C.         TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN

           1. Prosecution of Objections.

           Prior to the Effective Date, the Debtors or any Secured Lender may, individually or jointly, object to the allowance of any Claim, other than the Secured Lenders' Claims. The party or parties filing an objection shall be responsible for pursuing the objection. From and after the Effective Date, either the Reorganized Debtors, the relevant Secured Lenders or both will be responsible for pursuing any objections pending as of the Effective Date, and for commencing any objection to the allowance of Claims post-Confirmation. On or prior to the Effective Date, the Creditors' Committee may consult with the Debtors concerning any objection to allowance of any Claim. Unless otherwise provided in the Plan or ordered by the Bankruptcy Court, all objections to Disputed Claims shall be served and filed no later than sixty (60) days after the Effective Date.

           The Debtors or Reorganized Debtors may compromise and settle any Disputed Claims with the consent of a Majority of the Secured Lenders. The Bankruptcy Court may approve any compromises and settlements in accordance with Bankruptcy Rule 9019(a).

           2. Distributions Pending Allowance.

           Notwithstanding any other provision in the Plan, if any portion of a Claim or Interest is disputed, no Distribution shall be made on account of the disputed portion unless and until it is Allowed. Distribution of the Allowed portion of Claim or Interest shall be made on the Effective Date.

           3. Distributions After Allowance.

           Distributions to each holder of a Disputed Claim or Interest, to the extent that such Claim or Interest ultimately becomes Allowed, shall be made in accordance with the provisions of the Plan governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall distribute to the holder of such Claim or Interest any Cash or New Common Stock that would have been distributed to such holder if the Claim or Interest had been Allowed on the Effective Date, plus any Distributions that would have been made on account of such Allowed Claim or Interest after the Effective Date, without any interest thereon. To the extent that any Disputed Claim is disallowed by Final Order, the Distribution Agent shall distribute the Cash reserved on account of such Disputed Claim to the holders of Allowed Claims until such holders have received the full Distribution to which they are entitled under the Plan, and thereafter shall return the Cash reserved in respect of such disallowed Disputed Claim to Reorganized GMI. If any Disputed Interests are disallowed by Final Order, the Distribution Agent shall distribute the New Common Stock reserved in respect of those Interests pro rata to the holders of Allowed Class 8 Interests.

           4. Disputed Claims and Interests Reserves.

           On the Effective Date, the Distribution Agent or the Reorganized Debtors, as the case may be, shall establish Disputed Claims and Disputed Interest Reserves, as necessary, into which shall be deposited the Distributions to which the holder of a Disputed Claim or Interest would otherwise be entitled to under the Plan if its Disputed Claim or Interest was an Allowed Claim or Interest. If and when a Disputed Claim or Interest becomes Allowed, the Distribution Agent or Reorganized Debtors, as the case may be, shall utilize funds or New Common Stock in the appropriate Disputed Claims or Interests Reserve to make Distributions.

           If, after all Disputed Claims are resolved, there remain funds in the Disputed Claims Reserve, they will be distributed pro rata to the holders of Allowed claims in the Class in which such disallowed Disputed Claim belonged, until each such holder has received the full amount of its Allowed Claim. Any additional funds will be returned to Reorganized GMI. All New Common Stock that is not distributed shall be distributed pro rata to the other holders of Allowed Interests in GMI.

D.         EXECUTORY CONTRACTS AND
           UNEXPIRED LEASES UNDER THE PLAN

           1. General Treatment.

           In accordance with Article X of the Plan, the Plan constitutes a motion by the Debtors to reject, as of the Effective Date, all Executory Contracts to which the Debtors are a party, except for any Executory Contract that (a) has been assumed or rejected pursuant to an order of the Bankruptcy Court prior to the Effective Date, (b) is specifically listed on Exhibit 2 to the Plan, which contracts shall be assumed as of the Effective Date, or (c) is the subject of a separate motion to assume or reject filed prior to the Confirmation Date. The Debtors shall pay any cure amount or other sums due for any Executory Contract they assume, unless otherwise agreed by the parties or ordered by the Bankruptcy Court. The Debtors may at any time on or before the Confirmation Date amend the list of Executory Contracts to delete or add any Executory Contract, in which event such Executory Contract shall be deemed to be rejected or assumed, respectively, as of the Effective Date. The Debtor shall file a copy of the amended Exhibit with the Bankruptcy Court and give notice of such amendment to the parties to the Executory Contracts affected thereby and to all parties in interest entitled to receive notice.

           Any Person with a Claim against the Debtor by virtue of the rejection of an Executory Contract (a "Rejection Claim") must, if such Rejection Claim is not already evidenced by a filed proof of Claim, file a proof of claim with the Bankruptcy Court and serve a copy upon the Debtors and their counsel within thirty (30) days after the earlier to occur of (a) the Effective Date and (b) the entry of an order by the Bankruptcy Court authorizing rejection of a particular Executory Contract. If proof of a Rejection Claim is not filed within the specified time, the holder shall be forever barred from asserting the Claim against the Debtors or the Reorganized Debtors, or their property and assets.

           2. Benefit Plans.

           The Debtors have adopted and instituted a number of benefit plans, practices and programs for their senior executives, management and employees, including deferred compensation and 401(k) retirement plans, excess benefit plans, and an array of health and other benefits such as tuition reimbursement and vision care. These plans fall into three categories - qualified plans under the Employee Retirement, Income and Security Act ("ERISA"), non-ERISA qualified plans, and "welfare" benefits.

           a. Qualified Benefit Plans. Qualified plans include the Guilford Mills, Inc. Pension Plan, Gold Mills, Incorporated Pension Plan, Guilford Mills, Inc. 401(k) Savings and Investment Plan, Salaried Associates Retirement Profit Sharing Plan, and Hofmann Laces Pension Plan. Generally speaking, the assets in the Qualified Benefit Plans belong to the plan participants and beneficiaries, not the Debtors, and therefore are outside the reach of general creditors.

           On the Effective Date, the Qualified Benefit Plans, including the payment of insurance benefits to retired employees as required by the Bankruptcy Code, entered into before or after the Petition Date and that have not been terminated, shall be deemed to be, and shall be treated as if they were, Executory Contracts that are assumed under the Plan, and the Debtors' obligations under these plans shall survive Confirmation.

           b. Employee Benefit Plans. Employee Benefit Plans are comprised of the Debtor's Non-Qualified Benefit Plans including the Guilford Mills Inc. Executive Deferred Compensation Plan, Guilford Mills, Inc. Excess Benefit Plan, Guilford Mills, Inc. Senior Management Supplemental Retirement Plan, Guilford Mills, Inc. Officers Retirement Plan, Guilford Mills, Inc. Nonqualified Pension Option Plan, and Hanover Falk Deferred Compensation Plan. Beneficiaries under these plans have no vested rights in specific identifiable assets, but maintain a claim against the Debtors based upon contract if the benefits are not paid. Over the years, GMI has purchased life insurance policies whose cash surrender value has generally been sufficient to cover any of the Debtors' obligations arising under the Non-Qualified Benefit Plans. However, under applicable law the beneficiaries are unsecured creditors, and the policies and cash surrender value are property of the Estate that may be used to satisfy the Claims of all Creditors. Employee Benefit Plans, for the purposes of the Plan, also include prepetition severance agreements and severance benefits being paid to former employees pursuant to established practices and programs. On the Effective Date, the Employee Benefit Plans shall be deemed to be, and shall be treated as if they were, Executory Contracts that are assumed under the Plan. Beneficiaries under those plans are members of Class 4 and shall receive treatment of their Claims accordingly.

           c. Welfare Benefits. All welfare benefits, such as health insurance, dental care and vision care, will be assumed and paid in the ordinary course of business by the Reorganized Debtors.

           3. GMI Directors and Officers

           The Debtors maintain Directors and Officers ("D&O") insurance policies (the "D&O Policies") for the benefit of members of the Board of Directors while acting in their official capacity. Although a new board will be appointed on the Effective Date, current and past board members may be subject to claims or lawsuits for alleged acts committed or not taken while serving as board members. The Debtors believe it is in their best interests and consistent with their obligations to board members that adequate insurance coverage be maintained. Accordingly, on the Effective Date, Reorganized GMI will assume all of the Debtors' prepetition indemnification obligations in favor of all individuals serving as directors and officers of the Debtors (the "Management") to the extent that such obligations are covered and paid or reimbursed by the Debtors' D&O Policies. With respect to any obligations or claims arising out of Management's approval of the Term Sheet, Reorganized GMI will also pay or reimburse Management in an amount equal to the deductible under the policies, which aggregate amount shall not exceed $1 million under any circumstances, whether or not based on one claim or multiple claims under the D&O Policies. Reorganized GMI will maintain D&O insurance coverage for members of Management at an aggregate cost not to exceed $750,000 for a period of three (3) years following the Effective Date.

           4. Pine Grove Collective Bargaining Agreement.

           Approximately 180 employees of the Debtor Gold Mills, Inc. who work at the Pine Grove, Pennsylvania facility are unionized and covered by a collective bargaining agreement. The Pine Grove facility is part of the automotive division and integral to the success of the Reorganized Debtors. Accordingly, as of the Effective Date, Gold Mills, Inc. shall be deemed to have assumed the Pine Grove Collective Bargaining Agreement, and the Debtor's obligations hereunder shall survive Confirmation of the Plan. All payments required to cure any defaults shall be made on the Effective Date or as otherwise agreed between the Debtors and the Union of Needletrades, Industrial and Textile Employees, AFL-CIO-CLC and its Local No. 1493.

E.         CONDITIONS PRECEDENT TO THE CONFIRMATION
           DATE AND THE EFFECTIVE DATE OF THE PLAN

           The Plan may not be confirmed unless the Disclosure Statement Order has been entered and become a Final Order, and the Confirmation Order is in a form reasonably acceptable to the Debtors, the Secured Lenders and the Creditors' Committee. The Effective Date cannot occur until the Confirmation Order has been entered and become a Final Order, the Debtors have entered into the Exit Facility, all authorizations and approvals that may be required have been obtained, and all actions and documents necessary to implement the provisions of the Plan, including creation of the Discontinued Operations Trust and the Altamira Trust have been effected or executed and delivered.

F.         WAIVER OF CONDITIONS PRECEDENT

           Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition set forth in the Plan be satisfied may be waived or modified, in whole or in part, upon the joint consent of the Debtors and a Majority of the Secured Lenders. Any such waiver or modification of a condition precedent to Confirmation or the Effective Date may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any other formal action.


                                       VII

                       MEANS OF IMPLEMENTATION OF THE PLAN

A.         GENERAL

           Each of the transactions required to implement the Plan will be implemented in accordance with the provisions of Article VII of the Plan. The primary vehicle for disposing of Discontinued Assets post-Confirmation is two trusts.

B.         THE DISCONTINUED OPERATIONS TRUST

           1. Establishment of the Discontinued Operations Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of the Secured Lenders, will execute the Discontinued Operations Trust Agreement and take all other steps necessary to establish the Discontinued Operations Trust. The Debtors will transfer to the Discontinued Operations Trust all of their right, title, and interest in all of the Discontinued Operations Assets, plus Cash to fund the administrative costs of maintaining and operating the Discontinued Operations Trust. Title to all Discontinued Operations Trust Assets shall vest in the Discontinued Operations Trust on the Effective Date. The Debtors and any other Person that may have possession or control of Discontinued Operations Trust Assets shall transfer possession or control of those Discontinued Operations Trust Assets to the Discontinued Operations Trustee and shall execute documents or instruments necessary to effectuate such transfers. The Discontinued Operations Trust shall issue the Discontinued Operations Trust Notes to the Secured Lenders on the Effective Date.

           2. Purpose of the Discontinued Operations Trust. The Discontinued Operations Trust is being established for the sole purpose of liquidating the Discontinued Operations Trust Assets and distributing the proceeds of those assets to the Secured Lenders.

           3. Transfer of Assets.

           a. The transfer of the Discontinued Operations Trust Assets to the Discontinued Operations Trust, plus Cash to fund the administrative costs of maintaining and operating the Discontinued Operations Trust, shall be made for the benefit of the holders of Allowed Claims in Class 1. Upon the transfer of the Discontinued Operations Trust Assets and Cash to the Discontinued Operations Trust, the Debtors and their Estates shall have no further interest in or with respect to those assets of the trust. The Debtors and the Secured Lenders will agree on the fair market value of the Discontinued Operations Trust Assets as of the Effective Date.

           b. For all federal income tax purposes only, all parties (including, without limitation, the Debtors, the Discontinued Operations Trustee and the holders of Allowed Claims in Class 1) shall treat the transfer of the Discontinued Operations Trust Assets and Cash to the Discontinued Operations Trust as a transfer to the holders of Allowed Claims in Class 1 followed by a transfer by such holders to the Discontinued Operations Trust, and the beneficiaries of the Discontinued Operations Trust shall be treated as the grantors and owners thereof.

           4. Investment Powers of the Discontinued Operations Trustee and Permitted Cash Expenditures. The rights and powers of the Discontinued Operations Trustee to invest Discontinued Operations Trust Assets, the proceeds thereof, or any income earned by the Discontinued Operations Trust, shall be limited to the rights and powers that a liquidating trust, within the meaning of Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations, or any modification in the Internal Revenue Service ("IRS") guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise. The Discontinued Operations Trustee may expend the Cash of the Discontinued Operations Trust (x) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Discontinued Operations Trust during liquidation, (y) to pay the reasonable administrative expenses of the Discontinued Operations Trust (including, but not limited to, any taxes imposed on the Discontinued Operations Trust) and (z) to pay the Discontinued Operations Trust Notes and satisfy any other liabilities or obligations of the Discontinued Operations Trust in accordance with the Plan or the Discontinued Operations Trust Agreement.

           5. Annual Distribution; Withholding. The Discontinued Operations Trustee shall distribute at least annually to the Secured Lenders, in accordance with their relative beneficial interests in the Discontinued Operations Trust (or more frequently as may be set forth in the Discontinued Operations Trust Agreement), all Cash on hand (including, without limitation, all net Cash income plus all Cash proceeds from the liquidation of trust assets, and including as Cash for this purpose, all permitted investments under subsection (4) hereof); provided, however, that the Discontinued Operations Trustee shall, prior to making any annual or more frequent distributions of Cash, first satisfy, or provide for the obligations set forth in (x) through (z) of subsection 4 above).The Discontinued Operations Trustee may withhold from amounts distributable to any Person any and all amounts, which, in the Discontinued Operations Trustee's reasonable sole discretion are required to be withheld by any law, regulation, rule, ruling, directive or other governmental requirement. The Discontinued Operations Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Discontinued Operations Trustee's reasonable sole discretion, the withholding of which is required by any law, regulation, rule, ruling, directive or other governmental requirement.

           6. Termination. The Discontinued Operations Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, within a period of six (6) months prior to such termination date, the Bankruptcy Court, upon motion by the Discontinued Operations Trustee, the holder of a Discontinued Operations Trust Note or a beneficiary of the Discontinued Operations Trust, may extend the term of the Discontinued Operations Trust if it is necessary to facilitate or complete the liquidation of the Discontinued Operations Trust Assets. Multiple fixed-term extensions can be obtained if the need arises and the relevant procedural requirements are satisfied. Notwithstanding the foregoing, the aggregate of all such extensions shall not exceed three (3) years, unless the Discontinued Operations Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Discontinued Operations Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d).

           7. Appointment of Discontinued Operations Trustee. On or prior to the Effective Date, the Secured Lenders shall appoint a Discontinued Operations Trustee or co-Discontinued Operations Trustees in accordance with the provisions set forth in the Discontinued Operations Trust Agreement. The Discontinued Operations Trustee, in its reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the Discontinued Operations Trust Assets, make timely distributions and not unduly prolong the duration of the Discontinued Operations Trust. The powers, responsibilities, duties and authority of the Discontinued Operations Trustee in furtherance of this directive, and compensation of the Discontinued Operations Trustee shall be as set forth in the Discontinued Operations Trust Agreement. For purposes of administering and liquidating the Discontinued Operations Trust Assets, the Discontinued Operations Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code.

           8. Allocation of Liabilities. To the fullest possible extent, the Discontinued Operations Trust shall be solely responsible for, and shall assume, pay and discharge all liabilities, obligations or Liens attributable to the Discontinued Operations Trust Assets, including environmental liabilities and any federal, state or local taxes, from the liquidated proceeds of the Discontinued Operations Trust Assets.

C.         ALTAMIRA TRUST

           1. Establishment of the Altamira Trust. On the Effective Date, the Debtors, on their own behalf, shall execute the Altamira Trust Agreement and take all other steps necessary to establish the Altamira Trust. On the Effective Date, the Debtors will transfer to the Altamira Trust all of their right, title, and interest in all of the Altamira Trust Assets. Title to all Altamira Trust Assets shall vest in the Altamira Trust on the Effective Date. The Debtors and any other Person that may have possession or control of Altamira Trust Assets shall transfer possession or control of those Altamira Trust Assets to the Altamira Trustee and shall execute documents or instruments necessary to effectuate such transfers. The Altamira Trust shall issue the Altamira Trust Notes to the Secured Lenders on the Effective Date. The Debtors will retain beneficial ownership of the Altamira Trust Assets.

           2. Distributions; Withholding. The Altamira Trustee shall not make any payments to the beneficiaries of the Altamira Trust until the Altamira Trust Notes have been paid.

           3. Re-Transfer and Repurchase of Assets. After the Altamira Trust Notes have been paid in full, all remaining Cash and other Assets in the Altamira Trust shall immediately be transferred by the Altamira Trustee to Reorganized GMI, and the Altamira Trust shall terminate.

           4. Appointment of Altamira Trustee. On or prior to the Effective Date, the Debtors with the consent of a Majority of the Secured Lenders shall appoint an Altamira Trustee or co-Altamira Trustees in accordance with the provisions set forth in the Altamira Trust Agreement. The powers, responsibilities, duties and authority of the Altamira Trustee, and compensation of the Altamira Trustee shall be as set forth in the Altamira Trust Agreement. For purposes of administering and liquidating the Altamira Trust Assets, the Altamira Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code.

           5. Allocation of Liabilities. The Altamira Trust shall be solely responsible for, and shall assume, pay and discharge all liabilities, obligations or Liens attributable to the Altamira Trust Assets, including environmental liabilities and any federal, state or local taxes, from the liquidated proceeds of the Altamira Trust Assets.

D.         PLAN FUNDING; SUBSTANTIVE CONSOLIDATION

           The funds needed to make the distributions under the Plan will come from a number of sources: Cash on hand, Cash from the Discontinued Operations Account, income tax refunds, Cash from the surrender of life insurance policies including those in the Rabbi Trust, Cash from operations and the Exit Facility.

           The Plan contemplates and is predicated upon the substantive consolidation of the Cases into a single chapter 11 case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and among the Debtors will be eliminated; (ii) all assets and liabilities of the Debtors will be merged or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors will be eliminated;(iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor will be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors will be deemed to be one obligation of the consolidated Debtors;
(vi) any Claims filed or to be filed in connection with any such obligation and such guarantees will be deemed one Claim against the consolidated Debtors; and
(vii) each and every Claim filed in the individual case of any of the Debtors will be deemed filed against the consolidated Debtors in the consolidated cases and shall be deemed a single obligation of all of the Debtors under the Plan on and after the Confirmation Date; provided, however, that nothing in the Plan shall affect the obligations of each of the Debtors under the Plan. THE DEBTORS DO NOT BELIEVE THAT SUBSTANTIVE CONSOLIDATION HAS ANY ADVERSE IMPACT ON CREDITOR RECOVERIES.

           The Plan and this Disclosure Statement will serve as a motion seeking entry of an order substantively consolidating the cases and the Confirmation Order shall approve, effective as of the Confirmation Date, the substantive consolidation of the Cases. UNLESS AN OBJECTION TO SUBSTANTIVE CONSOLIDATION IS MADE IN WRITING BY ANY CREDITOR AFFECTED BY THE PLAN ON OR BEFORE FIVE (5) DAYS PRIOR TO THE DATE THAT IS FIXED BY THE COURT AS THE LAST DATE ON WHICH ACCEPTANCES TO THE PLAN MAY BE RECEIVED, OR SUCH OTHER DATE AS MAY BE FIXED BY

THE COURT, THE CASES MAY BE SUBSTANTIVELY CONSOLIDATED UNDER THE CONFIRMATION ORDER. In the event any such objections are timely filed, a hearing shall be scheduled by the Court, which hearing may, but need not, coincide with the Confirmation Hearing.

           Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in cases involving affiliated debtors. As contrasted with procedural consolidation,3 substantive consolidation may affect the substantive rights and obligations of creditors and debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors; all of the debtors in the substantively consolidated group are treated as if they were a single corporate/ economic entity. The consolidated assets create a single fund from which all claims against the consolidated debtors are to be satisfied. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. However, substantive consolidation does not affect the debtors' separate corporate existence or independent ownership of property for any purposes other than for making distributions of property under a plan or otherwise as necessary to implement such plan.

           The power to substantively consolidate interrelated chapter 11 cases lies in a bankruptcy court's general equitable powers which are set forth in section 105 of the Bankruptcy Code. Substantive consolidation is generally favored when the affairs of a debtor and its affiliates are "so entangled that consolidation will benefit all creditors." In re Augie/Restivo Baking Co. Ltd., 860 F.2d 515, 518 (2nd Cir. 1988). Within this framework, the factors to which courts have looked to determine the appropriateness of substantive consolidation include: (i) whether creditors dealt with the debtor entities as a single economic unit and did not rely on their separate identities in extending credit, and (ii) whether the affairs of the debtors are so entangled that the consolidation will benefit all creditors of the debtors' estates. In re Drexel Burnham Lambert Group, Inc., 138 B.R. 723, 764 (S.D.N.Y. 1992). Additional factors include: (i) the presence or absence of consolidated financial statements; (ii) the existence of inter-company guarantees or loans; (iii) the unity of interest and ownership between the various corporate entities; (iv) the transfer of assets without observance of corporate formalities; (v) the degree of difficulty in segregating and ascertaining individual assets and liabilities;
(vi) the parent, its affiliates and subsidiaries having common directors and/or officers; (vii) the parent or its affiliates financing one another; and (viii) the commingling of assets and business functions.

           In this case, substantive consolidation is warranted. The Debtors historically operated as a single integrated economic entity. They utilize consolidated financial statements and a centralized cash management system. They maintain a consolidated trial balance of accounts payable. Creditors deal primarily with the administrative staff and officers at the corporate headquarters in Greensboro. The officers and directors of GMI and the Subsidiaries are predominantly the same. The Debtors believe that substantive


-----------------------------
3. Procedural consolidation is the administrative process (contemplated by Bankruptcy Rule 1015(b)) whereby the proceedings of two or more affiliated debtors are conducted as part of a single proceeding for the convenience of the bankruptcy court and parties in interest. Procedural consolidation does not affect the substantive rights of the debtors or their respective creditors and interest holders. The cases were procedurally consolidated by order of the Court dated March 14, 2002.

consolidation for Plan purposes simply recognizes the reality of how the Debtors operate and will facilitate confirmation and the efficient consummation of the Plan.

E.         DISTRIBUTIONS UNDER THE PLAN

           1. Date of Distributions. All distributions will be made on a Business Day, or on the next succeeding Business Day.

           2. Distribution Agent. All distributions under the Plan shall be made by the Distribution Agent. The Debtors shall designate a Distribution Agent, if other than Reorganized GMI, no later than the Effective Date. A Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, in which case Reorganized GMI shall bear all costs and expenses of procuring any such bond or surety.

           3. Cancellation of Certificates. On the Effective Date, any note or certificate evidencing an Allowed Claim or Class 8 Interest shall be deemed null, void, cancelled and discharged without further action.

           4. Fractional Shares. No fractional shares of New Common Stock, or Cash in lieu thereof shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Interest would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (i) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number; and (ii) fractions of less than one-half (1/2) shall be rounded to the next lower whole number.

           5. Distributions to Interest Holders as of the Record Date. As of the close of business on the Record Date, the equity register shall be closed, and, subject to the subsequent Allowance of a Disputed Interest, there shall be no further changes in the record holder of any Interest. GMI and Reorganized GMI shall have no obligation to recognize any transfer of any Interest occurring after the Record Date. Reorganized GMI shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the equity register as of the close of business on the Record Date.

           6. Delivery of Distributions. Distributions to the Secured Lenders will be made as designated by the Secured Lenders. Distributions to all other Creditors will be made to the address of each holder as set forth in the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on filed proofs of Claim (or at the recipient's last known address if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address). Distributions to Stockholders will be made to the recipient's address maintained by the registrar or transfer agent for Interests as of the Record Date. If any Distribution to any holder is returned as undeliverable, the Distribution Agent shall use reasonable efforts to determine the current address of such holder, but no Distribution to any such holder shall be made unless and until the Distribution Agent has determined the then current address of such holder, at which time the Distribution to that holder shall be made without interest. Amounts in respect of any undeliverable Distributions made by the Distribution Agent shall be returned to the Distribution Agent until the Distributions are claimed. If the Distributions are not claimed by the expiration of the later of (a) ninety (90) days from the Effective Date or (b) ninety (90) days from the actual date of the making of the Distribution (the "Unclaimed Distribution Date"), those Distributions shall be deemed unclaimed property. After the Unclaimed Distribution Date, all unclaimed property shall be transferred to the Reorganized Debtors. Unclaimed New Common Stock shall be distributed pro rata to the Class 8 Interest holders.

           7. Time Bar to Cash Payments. Checks issued by the Reorganized Debtors or the Distribution Agent, as the case may be, on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the checks are issued. The holder of the Allowed Claim with respect to which a check originally was issued shall make requests for a check to be reissued in writing directly to the Reorganized Debtors or the Distribution Agent. Any Claim in respect of such a voided check shall be made in writing on or before one hundred twenty (120) days after the date such check is issued. After that date, all Claims in respect of void checks shall be discharged and forever barred. All Cash not distributed shall be returned to the Reorganized Debtors.

           8. Manner of Payment Under the Plan. At the option of the Reorganized Debtors, any Distribution of Cash other than to the Secured Lenders to be made pursuant to this Plan may be made by a check or wire transfer. The Secured Lenders shall be paid by wire transfer unless otherwise directed in writing by a Secured Lender.

           9. Setoffs. The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to exercise a right to set off nor the allowance of any Claim shall constitute a waiver or release by the Reorganized Debtors of any such claims that the Debtors or Reorganized Debtors may have against the holder. The Reorganized Debtors shall have no right of setoff against any holder of a Secured Lender Claim.

F.         POST CONFIRMATION MANAGEMENT

           As of the Effective Date, it is currently envisioned that the management of the Reorganized Debtors will consist of the same individuals currently serving, with the exception of the current chairman who will be chosen by the new board. These members of the Reorganized Debtors' management will serve at the discretion of the board of directors and will be compensated and receive benefits as determined by the board. The board of directors will retain the exclusive right to alter the title, duties and responsibilities of any management personnel, or to promote or terminate such person, subject only to the requirements of the corporate governance documents of the Reorganized Debtor or applicable law. On the Effective Date, a new board of directors consisting of seven (7) people will be appointed. The new board will serve for a term of at least one (1) year and will consist of the current CEO, John Emrich and six (6) members appointed by the Secured Lenders. A list of the new board will be filed prior to the Confirmation Hearing.

           On the Effective Date, the Reorganized Debtors shall establish a retention and bonus plan for certain key employees. The terms of this program are set forth in Exhibit 3 to the Plan. The cost implementing the key employee retention and bonus plan is $1 million.

G.         POST EFFECTIVE DATE COMMITTEE

           As of the Effective Date, the Creditors' Committee shall be deemed dissolved and shall have no further duties, authority or responsibility under the Bankruptcy Code, or otherwise, with respect to the Reorganized Debtors, their assets, or the Plan, and the Reorganized Debtors shall not be responsible for any fees, costs or expenses of the Creditors' Committee, its individual members or its Professionals incurred after the Effective Date.


                                      VIII

                       EFFECTS OF CONFIRMATION OF THE PLAN

A.         DISCHARGE OF DEBTORS

           1. Scope. The rights afforded in the Plan and the treatment of all holders of Claims or Interests shall be in exchange for and in complete satisfaction, discharge and release of all Claims or Interests of any nature whatsoever, including any interest accrued or expenses incurred thereon from and after the Petition Date, against the Debtors or their estate or properties or interests in property. Except as otherwise provided in the Plan or the Confirmation Order, and subject to section 1141(d)(1) of the Bankruptcy Code, on the Effective Date, all Claims against and Liabilities of the Debtors arising on or before the Confirmation Date will be fully satisfied, discharged and released in exchange for the consideration provided under the Plan, which satisfaction, discharge and release shall be effective as to each Claim or Liability regardless of whether (i) a proof of Claim therefor was filed, (ii) the Claim is an Allowed Claim, or (iii) the holder of the Claim votes to accept this Plan. All Persons shall be precluded from asserting against the Debtors or the Debtors' successors, including the Reorganized Debtors, the Discontinued Operations Trust and the Altamira Trust and their respective assets, properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

           2. Injunction. Except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all Persons that hold a Claim that is discharged are permanently enjoined from taking any of the following actions on account of any such discharged Claims: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; (iii) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Reorganized Debtors, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtor, the Reorganized Debtors, the Discontinued Operations Trust, the Altamira Trust or their respective assets or other property; and (v) commencing or continuing any action that does not comply with or is inconsistent with the Plan.

B.         REORGANIZED DEBTORS' AUTHORITY

           Until the Effective Date occurs, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their property, interests in property and operations. On the Effective Date, the Reorganized Debtors, their property and interests in property and operations will be released from the custody and jurisdiction of the Bankruptcy Court, except for certain delineated instances where the Plan vests the Bankruptcy Court with continuing jurisdiction.

C.         VESTING AND LIENS

           Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all Liens against any property of the Debtors shall be deemed extinguished and discharged. On the Confirmation Date, property of the Estate that is not specifically disposed of pursuant to the Plan shall revest in the relevant Debtor. Thereafter, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, Bankruptcy Rules and the Bankruptcy Court except as otherwise provided in the Plan. As of the Effective Date, all property of the Debtors shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that they incur after the Confirmation Date, including the fees and expenses of Professionals, the DIP Lenders and the Secured Lenders.

D.         TERM OF BANKRUPTCY INJUNCTIONS OR STAYS

           Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Reorganization Case and in existence on the Confirmation Date shall remain in full force and effect until the Effective Date. Upon the occurrence of the Effective Date, all such injunctions or stays shall be deemed terminated or vacated, with no further force and effect, subject, however, in all respects to the injunctions provided for in the Plan.

E.         RELEASE FROM CLAIMS AND LIABILITIES

           1. Release of Debtors and Debtors in Possession and Lenders. Without limiting the provisions the Plan, from and after the Effective Date, the Debtors and Debtors in Possession, DIP Lenders and Secured Lenders, and their respective successors and predecessors in interest, are released from all Liabilities relating to any or all of the Debtors from the beginning of time. Nothing in the Plan shall be construed to operate to release the Debtors, the Debtors' successors, including the Reorganized Debtors, or any other Person from the obligations expressly contemplated by the Plan.

           2. Release of Directors and Officers. Upon entry of the Confirmation Order, from and after the Effective Date, the Debtors and Reorganized Debtors will be deemed to have released and discharged Management, individually and collectively, from all Liabilities relating to any or all of the Debtors from the beginning of time.

           3. Injunctions. As of the Effective Date, each holder of a Claim or Interest, each party in interest and each entity acting or claiming or purporting to act or claim by, through under or on behalf of any of the foregoing, shall forever be enjoined from the commencement or continuation of any action, the employment of process, or any act to assert a claim for relief against the Debtors, the DIP Lenders and the Secured Lenders and their respective officers, directors, attorneys or other professionals, employees or agents (the "Plan Releasees") in respect of (a) any actions taken or not taken during the course of the Reorganization Case, (b) the Plan, (c) the Disclosure Statement, (d) Distributions, payments or transfers made under the Plan, (e) acts performed pursuant to the Plan, (f) any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken, in connection with the Plan, or (G) any Claim settled or released under or pursuant to the Plan; provided, however, that the foregoing release shall not release the Debtors or the Reorganized Debtors from their obligations under the Plan.

F.         AVOIDANCE ACTIONS AND OTHER CAUSES OF ACTIONS

           As of the Effective Date, the Reorganized Debtors shall retain the right to prosecute, on behalf of themselves and the Estate, any avoidance or recovery actions under sections 542, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action, or rights to payment of claims, that belong to or could have been raised by or on behalf of the Debtors, Debtors in Possession or the Estate.

G.         INJUNCTIONS

           The Debtors shall seek the entry of a Confirmation Order that provides for an injunction to permanently enjoin and restrain all Persons from asserting against the Debtors, the Reorganized Debtors, DIP Lenders, Secured Lenders, Management, the Discontinued Operations Trust, the Altamira Trust or their respective assets, any Liabilities that the Debtors are released from pursuant to the Plan, or from taking any of the following actions against such Persons in respect of any claim respecting any Liability so released:

           (i) the commencement or continuation of any action or proceeding;

           (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order;

           (iii) the creation, perfection or enforcement of any encumbrance of any kind; and/or

           (iv) the assertion of any right of setoff, subrogation or recoupment of any kind against any obligation due from any such Person.

           The release and injunction provisions are important and critical aspects of the Plan and the settlements and compromises with the Secured Lenders.

H.         RETENTION OF JURISDICTION

           The Plan provides that, as of the Effective Date, the Bankruptcy Court will retain jurisdiction with respect to the matters listed below. If the Bankruptcy Court exercises its retained jurisdiction, it will have exclusive jurisdiction with respect of all matters arising out of, and relating to, the Reorganization Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           1. To hear and determine pending applications for the assumption or rejection of Executory Contracts, if any are pending, and the allowance of resulting Claims;

           2. To determine any and all adversary proceedings, applications and contested matters;

           3. To ensure that Distributions to holders of Allowed Claims and Interests are accomplished as provided in the Plan;

           4. To hear and determine any timely objections to Claims or Interests, or to proofs of Claim or Interest filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Disputed Claim or Interest, in whole or in part;

           5. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

           6. To issue orders in aid of execution of the Plan, in accordance with section 1142 of the Bankruptcy Code;

           7. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

           8. To hear and determine all applications by Professionals or other Persons for awards of compensation for services rendered and reimbursement of expenses;

           9. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

           10. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any requests for expedited determinations under section 505(b) of the Bankruptcy Code with respect to tax returns for any and all taxable periods of the Discontinued Operations Trust or the Altamira Trust through the date of its termination;

           11. To compel the conveyance of property and other performance contemplated under the Plan and documents executed in connection therewith;

           12. To enforce remedies upon any default under the Plan;

           13. To enforce all orders, judgments and rulings entered in connection with the Reorganization Case (whether or not the Reorganization Case has been closed);

           14. To resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan, or any Person's obligations incurred in connection therewith;

           15. To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the occurrence of the Effective Date or enforcement of the Plan;

           16. To determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, or the Confirmation Order;

           17. To hear and determine disputes arising out of, or relating to, the conduct and operation of the Discontinued Operations Trust or the Altamira Trust; and

           18. To enter a final decree closing the Reorganization Case.

I.         MODIFICATION OF THE PLAN

           The Debtors, with the consent of a Majority of the Secured Lenders, may propose alterations, amendments or modifications of or to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the holder's Claim or Interest.

J.         NOTICES

           To be effective under the Plan, all notices, requests and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:


                   To the Debtors:

                              Guilford Mills, Inc.
                              4925 West Market Street
                              Greensboro, North Carolina  27407
                                    Attn: Mr. John Emrich, President
                                          Robert A. Emken, Jr., Esq.
                                          Telephone:(336) 316-4000
                                          Telecopier: (336) 316-4056

                   with copies to:

                              Togut, Segal & Segal LLP
                              One Penn Plaza
                              New York, New York 10119
                                    Attn: Albert Togut, Esq.
                                          Frank A. Oswald, Esq.
                                          Telephone:(212) 594-5000
                                          Telecopier: (212) 967-4258


                 To the DIP Lenders and Banks:

                             c/o Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, NY  10178-0060
                                       Attn: Richard S. Toder, Esq.
                                             Menachem O. Zelmanovitz, Esq.
                                             Telephone:(212) 309-6000
                                             Telecopier: (212) 309-6273

                  To the Noteholders:

                             c/o King & Spalding
                             1185 Avenue Of The Americas
                             New York, NY  10036-4003
                                       Attn: Mitchell I. Sonkin, Esq.
                                             Patricia Ferrari, Esq.
                                             Telephone: (212) 556-2100
                                             Telecopier: (212) 556-2222

                  To the Creditors' Committee:

                             c/o Thelen Reid & Priest, LLP
                             40 West 57th Street
                             New York, New York  10019
                                       Attn: Martin G. Bunin, Esq.
                                             Craig E. Freeman, Esq.
                                             Telephone: (212) 603-6776
                                             Telecopier: (212) 603-2298

                  To the Discontinued Operations Trust:

                             c/o
                                 --------------------------------------------

                                       Attn:                            , Esq.
                                             ---------------------------
                                       Telephone:
                                                  ----------------------------
                                       Telecopier:
                                                   ---------------------------


                  To the Altamira Trust:

                             c/o
                                 --------------------------------------------

                                       Attn:                            , Esq.
                                             ---------------------------
                                       Telephone:
                                                  ----------------------------
                                       Telecopier:
                                                   ---------------------------

                                       IX

                             SECURITIES LAWS MATTERS

BANKRUPTCY CODE EXEMPTIONS
FROM REGISTRATION REQUIREMENTS

           In reliance upon section 1145 of the Bankruptcy Code, New Common Stock to be issued to holders of Class 8 Interests and to holders of Secured Bank Claims and Secured Noteholder Claims on the Effective Date will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and equivalent provisions in state securities laws.
Section 1145(a) of the Bankruptcy Code generally exempts from such registration the issuance of securities if the following conditions are satisfied: (i) the securities are issued by a debtor (or its successor) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against the debtor; and
(iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued principally in such exchange and partly for cash or property. The Debtors believe that the exchange of New Common Stock for Issued Interests of Class 8 Interest holders and the issuance of New Common Stock to the holders of Secured Bank Claims and Secured Noteholder Claims under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

           The shares of New Common Stock to be issued to Class 8 Interest holders and holders of Secured Bank Claims and Secured Noteholder Claims pursuant to the Plan on the Effective Date would be deemed to have been issued in a registered public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the recipients thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

           Section 1145(b)(i) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

           The term "issuer" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities
Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten percent (10%) of the voting securities of a reorganized debtor may be presumed to be a "control person."

           Assuming the holders of Secured Bank Claims and Secured Noteholder Claims are accredited investors, the Debtors believe that the New Term Notes, Discontinued Operations Trust Notes and Altamira Trust Notes to be issued to such holders of Secured Bank Claims and Secured Noteholder Claims under the Plan will be exempt from the registration requirements of the Securities Act, pursuant to section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering, and equivalent exemptions in state securities laws.

           To the extent that persons deemed to be "underwriters" receive New Common Stock pursuant to the Plan (collectively, "Restricted Holders"), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

           Under certain circumstances, Restricted Holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume limitations and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions will not limit the resale of restricted securities that are sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three- (3-) month period preceding such sale, so long as a period of at least two years has elapsed since the later of (i) the Effective Date and (ii) the date on which such holder acquired his or its securities from Reorganized GMI or an affiliate of Reorganized GMI.

           Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph (d)(4) of Rule 144A and certain notice provisions). Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons, "dealers" registered as such pursuant to section 15 of the Securities Exchange Act of 1934 (the "Exchange Act"), and entities which purchase securities for their own account or for the account of another qualified institutional buyer and which (in the aggregate) own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Exchange Act) or quoted in a U.S. automated inter-dealer quotation system.

           Pursuant to the Plan, certificates evidencing shares of New Common Stock received by Restricted Holders or holders of ten percent (10%) or more of the outstanding New Common Stock will bear a legend substantially in the form below:

             THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           Any Person, other than a Secured Lender that will be a holder of ten percent (10%) or more of the outstanding New Common Stock on the Effective Date or is deemed to be an underwriter under section 1145 of the Bankruptcy Code as a result of being part of a "control group," that would receive legended securities as provided above may instead receive certificates evidencing New Common Stock without such legend if, prior to the Effective Date, such Person delivers to Reorganized GMI, (i) an opinion of counsel reasonably satisfactory to Reorganized GMI to the effect that the shares of New Common Stock to be received by such Person are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such Person is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

           Any holder of a certificate evidencing shares of New Common Stock bearing such legend may present such certificate to the transfer agent for the shares of New Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such securities are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to Reorganized GMI an opinion of counsel reasonably satisfactory to Reorganized GMI to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (c) such holder delivers to Reorganized GMI an opinion of counsel reasonably satisfactory to Reorganized GMI to the effect that such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

           IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED GMI, GMI MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, GMI RECOMMENDS THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.


                                        X

                    CERTAIN U.S. TAX CONSEQUENCES OF THE PLAN

           The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtors, to holders of Claims receiving beneficial interests in the Discontinued Operations Trust, and to certain holders of Interests. The following summary does not otherwise address the federal income tax consequences to (i) holders of Claims, as such Claims are either entitled to reinstatement or payment in full in Cash under the Plan or the holders of such Claims have engaged independent counsel to advise them with respect to the consequences of the Plan, or (ii) holders of Claims or Interests who will not receive distributions under the Plan (e.g., Unissued Interests and Litigation Claims).

           The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

           The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

           ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

A.         CONSEQUENCES TO THE DEBTORS

           For federal income tax purposes, the Debtors reported a consolidated net operating loss ("NOL") of approximately $75 million for the taxable year ended September 30, 2001, all of which was carried back to obtain a refund of taxes paid in prior years. Accordingly, the Debtors have no NOL carryforwards. The Debtors expect to incur significant additional NOLs during the current taxable year, all or a portion of which also may be able to be carried back to prior years. The amount of the Debtors' NOLs, and thus any tax refunds obtained through the carry back of such NOLs, remains subject to audit by the IRS. The Debtors presently have substantial tax basis in their assets. As discussed below, any NOLs that the Debtors incur, as well as the tax basis of the Debtors' assets, may be reduced (and any NOLs possibly eliminated) in connection with the implementation of the Plan. In addition, the subsequent utilization of any remaining NOLs and certain other tax attributes may be restricted upon the implementation of the Plan.

           1. Cancellation of Debt.

           The Tax Code provides that a current year debtor in a bankruptcy case must reduce certain of its tax attributes - which may include current year NOLs, NOL carryforwards, tax credits, and tax basis in assets -- by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as the exception for cancelled debt the payment of which would give rise to a tax deduction). To the extent the amount of COD exceeds the tax attributes available for reduction, the remaining COD is simply forgiven. It is unclear whether, within a tax consolidated group, the reduction in tax attributes occurs on a consolidated or separate company basis. Any reduction in tax attributes does not occur until the end of the taxable year, or, in the case of asset basis reduction the first day of the taxable year following the taxable year, in which the COD is incurred. If advantageous, a debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes.

           As a result of the partial discharge of Claims pursuant to the Plan, the Debtors will suffer substantial COD. The extent of such COD and resulting tax attribute reduction will depend, in part, on the value of the New Common Stock and the value of the Discontinued Operation Assets. Based on the estimated reorganization value of the Reorganized Debtors (see "Risk Factors - Projected Financial Information," above), it is anticipated that the Reorganized Debtors will incur in the range of [$60 - $70] million of COD, potentially resulting in the elimination of any NOLs otherwise available at such time and possibly reducing the Reorganized Debtors' basis in its assets.

           2. Limitation on NOL Carryforwards and Other Tax Attributes.

           Following the implementation of the Plan, the availability of the remaining portion of any consolidated NOLs and possibly certain other tax attributes of the Debtors allocable to periods prior to the Effective Date to offset future taxable income will be subject to the limitations imposed by
Section 382 of the Tax Code.

           a. General Limitation.

           Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of the New Common Stock pursuant to the Plan will constitute an ownership change of the Debtors.

           In general, the amount of the annual limitation to which a corporation (or consolidated group) would be subject is equal to the product of
(i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (5.01% for ownership changes occurring in July 2002). For a corporation (or common parent) in bankruptcy that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

           Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

           If a loss corporation (or consolidated group) has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses (including recognized built-in losses) against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is unclear whether the Debtors will be in a net unrealized built-in gain or loss position on the Effective Date.

           b. Special Bankruptcy Exception.

           An exception to the foregoing annual limitation rules generally applies where the shareholders and qualified (so-called "old and cold") creditors of a debtor receive or retain, in respect of their claims or equity interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest on all debt converted into stock in the reorganization, which was deducted either in the three taxable years preceding the taxable year of the reorganization, or in the part of the taxable year prior to and including the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan will preclude the debtor's utilization of any losses existing at the time of the subsequent ownership change against future taxable income.

           The Debtors anticipate that the receipt of New Common Stock by the holders of Allowed Secured Bank Claims and Allowed Secured Noteholder Claims will qualify for this exception. The Debtors may, if they so desire, elect not to have this exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in the Debtors' federal income tax return for the taxable year in which the ownership change occurs.

           3. Transfers of Assets to Discontinued Operations Trust.

           On the Effective Date, the Debtors will transfer the Discontinued Operations Assets to the Discontinued Operations Trust on behalf of holders of Allowed Secured Bank Claims and Allowed Secured Noteholder Claims. The Debtor thereafter will not have any beneficial interest in the Discontinued Operations Trust. See "Tax Treatment of the Discontinued Operations Trust and Ownership of Beneficial Interests in the Discontinued Operations Trust," below. Such transfer will constitute a taxable disposition of the Discontinued Operations Assets, resulting in the recognition of gain or loss by the Debtors depending on the particular assets transferred. Nevertheless, taking into account anticipated current year losses, the Debtors do not expect to incur a significant tax liability, if any, upon such transfer.

           4. Alternative Minimum Tax.

           In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

           In addition, if a corporation (or consolidated group) undergoes an "ownership change" within the meaning of Section 382 and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's (or group's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The application of this provision is unaffected by whether the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of Section 382 applies.

           Any AMT that the corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

           5. Altamira Trust.

           The Debtors will continue to own the assets transferred to the Altamira Trust and will report all income, gain, loss and deductions attributable to those assets.

B.         CONSEQUENCES TO HOLDERS OF ALLOWED CLASS 8 INTERESTS

           Pursuant to the Plan, a holder of an Allowed Class 8 Interests will receive New Common Stock in cancellation of its Interests.

           The cancellation of Old Common Stock in exchange for New Common Stock will constitute a "recapitalization" for federal income tax purposes. Accordingly, in general, a holder of Old Common Stock will not recognize gain or loss upon such exchange, and its tax basis and holding period in its Old Common Stock will carryover to the New Common Stock received.

           The foregoing does not address the federal income tax consequences to holders of Allowed Class 8 Interests who received their Interests as compensation for services rendered to the Debtors. Such holders are urged to consult their own tax advisors concerning the tax consequences of the Plan to them.

C. TAX TREATMENT OF THE DISCONTINUED OPERATIONS TRUST AND OWNERSHIP OF BENEFICIAL INTERESTS IN THE DISCONTINUED OPERATIONS TRUST

           On the Effective Date the Debtors will transfer the Discontinued Operations Assets to the Discontinued Operations Trust for the benefit of holders of Allowed Secured Bank Claims and Allowed Secured Noteholder Claim. See "Means of Implementation of the Plan - Transfer of Assets," above.

           1. Classification of Discontinued Operations Trust.

           The Discontinued Operations Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Discontinued Operations Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the

Debtors, the Discontinued Operations Trustee and the holders of beneficial interests in the Discontinued Operations Trust) are required to treat, for federal income tax purposes, the Discontinued Operations Trust as a grantor trust of which the holders of Allowed Secured Bank Claims and Allowed Secured Noteholder Claims are the owners and grantors, and the following discussion assumes that the Discontinued Operations Trust will be respected as a liquidating trust. However, no ruling has been requested from the IRS concerning the tax status of the Discontinued Operations Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position. If the IRS were to challenge successfully such classification, the federal income tax consequences to the Discontinued Operations Trust and the holders of Claims could vary from those discussed herein (including the potential for an entity level tax).

           2. Tax Reporting.

           For all federal income tax purposes, all parties (including the Debtors, the Discontinued Operations Trustee and holders of beneficial interests in the Discontinued Operations Trust) shall treat the transfer of the Discontinued Operations Assets to the Discontinued Operations Trust, in accordance with the terms of the Plan, as a transfer of the Discontinued Operations Assets directly to the holders of Allowed Secured Bank Claims and Allowed Secured Noteholder Claims, followed by the transfer of the Discontinued Operations Assets by such holders to the Discontinued Operations Trust. Consistent therewith, all parties shall treat the Discontinued Operations Trust as a grantor trust of which such holders are the owners and grantors. Thus, such holders (and any subsequent holders of interests in the Discontinued Operations Trust) shall be treated as the direct owners of an undivided beneficial interest in the assets and liabilities of the Discontinued Operations Trust for all federal income tax purposes. (For federal income tax purposes, the Discontinued Operations Trust Note will be disregarded, and any cash payments thereon will be treated as distributions in respect of the holder's beneficial interest in the Discontinued Operations Trust.) Pursuant to the Plan, the Debtors and the Secured Lenders will determine the fair market value of the Discontinued Operations Assets and all parties, including holders of beneficial interests in the Discontinued Operations Trust, must consistently use such valuation for all federal income tax purposes. See section 7.3(d) of the Plan ("Valuation of Assets").

           Each holder of a beneficial interest in the Discontinued Operations Trust will be required to report on its federal income tax return(s) the holder's allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Discontinued Operations Trust. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of such holder.

           The federal income tax reporting obligation of a holder of a beneficial interest in the Discontinued Operations Trust is not dependent upon the Discontinued Operations Trust distributing any cash or other proceeds. Therefore, a holder of a beneficial interest in the Discontinued Operations Trust may receive net taxable income or gain in a taxable year regardless of the fact that the Discontinued Operations Trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder does not receive distributions commensurate with the net taxable income or gain allocated to it in respect of any beneficial interests in the Discontinued Operations Trust it holds, the holder may be entitled to a subsequent loss or deduction. In general, a distribution of cash by the Discontinued Operations Trust to holders of beneficial interests in the trust will not be subject to tax since such holders are already regarded for federal income tax purposes as owning the underlying assets.

           The Discontinued Operations Trustee will file with the IRS returns for the Discontinued Operations Trust as a grantor trust pursuant to Treasury Regulations ss. 1.671-4(a). The Discontinued Operations Trustee will also send to each holder of a beneficial interest in the Discontinued Operations Trust a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its federal income tax return.

           THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.


                                       XI

                       VOTING AND CONFIRMATION OF THE PLAN

           In order for the Plan to be confirmed, various statutory conditions prescribed by the Bankruptcy Code must be satisfied, including (i) acceptance of the Plan by at least one impaired Class entitled to vote on the Plan; (ii) provision for payment or distribution under the Plan to each claimant of money and/or other property at least equal in value to what the claimant would have received in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code;
(iii) a finding by the Bankruptcy Court that the Plan is feasible and (iv) with respect to each Class, either acceptance by that Class or a finding by the Bankruptcy Court that the Plan is "fair and equitable" and does not "discriminate unfairly" against that Class.

           The Disclosure Statement has been approved by order of the Bankruptcy Court, dated August [ ], 2002. Accordingly, this Disclosure Statement is being used in connection with the solicitation of acceptances of the Plan from those Creditors holding Claims in Classes entitled to vote.

A.         WHO MAY VOTE

           Only the holder of a Claim in a Class that is impaired under the Plan and that is not deemed to have rejected the Plan is entitled to vote. Generally, section 1124 of the Bankruptcy Code provides that a class of claims or interests is considered impaired unless the proposed plan of reorganization proposed leaves unaltered the legal, equitable and contractual rights of the holder of the claim or interest. In addition, those classes are impaired unless all outstanding defaults, other than defaults relating to the solvency or financial condition of the debtor or the commencement of the chapter 11 case, have been cured and the holders of claims or interests in these classes have been compensated for any damages incurred as a result of any reasonable reliance on any contractual provisions or applicable law to demand accelerated payment.

           Classes 4, 6 and 9 under the Plan are unimpaired, and the holders of Claims and/or Interests in those Classes are conclusively deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and will not be entitled to vote on the Plan.

           Classes 1, 2, 3, 5, 7 and 8 are impaired under the Plan, and the holders of Claims in those Classes are entitled to vote on the Plan. The holders of Class 10 Unissued Interests will not receive any Distribution or retain any value under the Plan on account of their Interests. Therefore, Class 10 is impaired and conclusively deemed to have rejected the Plan.

           A Creditor or Stockholder is entitled to vote only if either (i) its Claim or Interest has been scheduled by the Debtors as not disputed, contingent or unliquidated, or (ii) it has filed a proof of Claim or Interest on or before the applicable Bar Date that is not (a) contingent in nature and/or unliquidated in amount or (b) the subject of a pending objection.

           The holder of a Disputed Claim or Interest, or a Claim which is unliquidated and/or contingent, is not entitled to vote unless the holder has obtained a Final Order of the Bankruptcy Court has temporarily allowed the Claim or Interest for the purpose of voting on the Plan. If a Creditor or Stockholder has filed an unliquidated or contingent proof of Claim or Interest, i.e., the Creditor or Stockholder failed to specify the dollar amount in the proof of Claim or the number of shares held in the proof of Interest, then pursuant to Bankruptcy Rule 3018(a), a value for each Claim or Interest may be estimated and allowed by the Bankruptcy Court solely for voting purposes. A vote may be disregarded if the Bankruptcy Court determines that its acceptance or rejection was not solicited or procured in accordance with the provisions of the Bankruptcy Code.

B.         VOTING PROCEDURES

           Each Creditor and Shareholder entitled to vote may do so by signing and returning the Ballot. A Ballot, substantially in the form annexed as Exhibit __, is enclosed for each holder of a Claim or Interest eligible to vote on the Plan, which will serve as the official Ballot for indicating acceptance or rejection of the Plan pursuant to the requirements of sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rule 3018(c). In voting for or against the Plan, a Creditor or Shareholder must use only the Ballot sent with this Disclosure Statement. In order to be counted, a Ballot must be RECEIVED by the Voting Agent at the following address no later than 5:00 P.M., New York Time on September [ ], 2002.

           YOU SHOULD COMPLETE AND SIGN THE ENCLOSED BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE TO:

(If By Courier or Hand)                        (If By Mail)

Donlin, Recano & Co., Inc.                     Donlin, Recano & Co., Inc.
419 Park Avenue South                          Murray Hill Station
Suite 1206                                     P.O. Box 2034
New York, New York 10016                       New York, New York 10156-0701
Attention: Guilford Mills, Inc.                Attention: Guilford Mills, Inc.
           Voting Department                              Voting Department

           IF A BALLOT IS DAMAGED OR LOST, OR IF YOU HAVE ANY QUESTIONS REGARDING THE VOTING PROCEDURES, CALL (212) 594-5000, ATTENTION: MS. DAWN PERSON.

           In order for the Plan to be accepted by a Class, at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims of each impaired Class of Creditors, and two-thirds (2/3) in number of shares in impaired Classes of Interests that are actually voted must be cast for acceptance of the Plan. Thus, only Creditors and Stockholders who actually vote on the Plan (i.e., complete and return a Ballot) are counted in determining whether the Plan has been accepted or rejected.

           Further information about the Plan, the Disclosure Statement, the voting process or other aspects of the Reorganization Case may be obtained by contacting:

           Togut, Segal & Segal LLP
           One Penn Plaza - Suite 3335
           New York, New York 10119
           (212) 594-5000
           Attention:  Frank A. Oswald, Esq. or Howard P. Magaliff, Esq.

C.         CONFIRMATION AND CONSUMMATION OF THE PLAN

           Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

           1. Confirmation Hearing.

           Section 1129(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan. The Bankruptcy Court has scheduled the Confirmation Hearing for September [ ], 2002, at 10:00 a.m. in Courtroom 623 located on the sixth floor of the United States Bankruptcy Court, Alexander Hamilton Customs House, One Bowling Green, New York, N.Y. 10004.

           2. Objections to Confirmation of the Plan.

           Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan, regardless of whether it is entitled to vote.

           Pursuant to the Disclosure Statement Order, the Bankruptcy Court has directed that, on or before September [ ], 2002 by 5:00 p.m. (New York Time), any written objections to the Plan must be filed with the Bankruptcy Court and a copy served upon counsel for the Debtors and counsel for the Secured Lenders. Unless the Bankruptcy Court schedules a separate hearing to consider objections to confirmation of the Plan, all properly filed and served objections will be considered by the Bankruptcy Court at the Confirmation Hearing. The hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the hearing or any adjourned hearing. While the Debtors anticipate that any hearing to consider objections to the confirmation of the Plan will be held in conjunction with the Confirmation Hearing, there can be no assurance that such will be the case.

           Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY FILED AND SERVED IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

           3. Requirements for Confirmation of the Plan.

           At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of sections 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter an order confirming the Plan. These requirements include:

           (a) "Best Interests Test" - Confirmation of the Plan requires that, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Interest in the Class has either accepted the Plan or will receive a Distribution under the Plan of property (such as Cash) of a value, as of the Effective Date, that is not less than the amount the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

           (b) Feasibility of the Plan - In order for the Plan to be confirmed, the Bankruptcy Court must determine that it is feasible; that is, as a practical matter, the Debtors have sufficient resources to meet the obligations prescribed under the Plan on a timely basis according to its terms. The Debtors believe the Plan is feasible. See the pro forma business plan which contains cash flow projections that demonstrate the Debtors' ability to fund the obligations under the Plan, and the pro forma balance sheet of the Debtors as of the Effective Date, both of which are annexed as Exhibit 2.

           (c) Acceptance by Impaired Classes - Section 1129(a)(8) of the Bankruptcy Code generally requires that each impaired Class must accept the Plan by the requisite votes for confirmation to occur. A Class of impaired Claims will have accepted the Plan if at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of Claims actually voting in the Class have voted in favor of the Plan. A class of Interests will have accepted the Plan if at least two-thirds (2/3) in number of Interests actually voting in the Class vote in favor of the Plan. In the event any Class that is impaired under the Plan fails to accept the Plan by the minimum percentage of votes, the Debtors may seek to modify the Plan or seek confirmation pursuant to the so-called "cram-down" provisions of section 1129(b) of the Bankruptcy Code with respect to the "dissenting" Class.

           4. Fair and Equitable Test (In Cram-Down).

           Under section 1129(b) of the Bankruptcy Code, "fair and equitable" has different meanings for Secured Claims, Unsecured Claims and Interests:

           (a) With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed secured claim and receives deferred cash payments at least equal to the allowed amount of its claim with a present value as of the effective date of the plan at least equal to the value of its interest in the property securing its liens; (ii) if property subject to the lien of the impaired secured creditor is sold free and clear of its lien, the impaired secured creditor receives a lien attaching to the proceeds of the sale; or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

           (b) With respect to an unsecured claim, "fair and equitable" means either (i) the impaired unsecured creditor receives property of a value, as of the effective date, equal to the amount of its allowed claim; or (ii) the holders of all claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

           In part, the legal basis for Distributions under the Plan is set forth in In re SPM Manufacturing Corporation, 984 F. 2d 1305 (1st Cir. 1993) ("SPM"). See also In re Genesis Health Ventures, Inc., 266 B.R. 591 (Bankr. D. Del. 2001), appeal dismissed on other grounds, 2002 WL 1363010 (D. Del. June 14,
2002). In SPM, the First Circuit Court of Appeals held that a bankruptcy court could not compel a secured creditor to pay incomes realized under its security interest to the bankruptcy estate for distribution pursuant to Bankruptcy Code priorities. In essence, the First Circuit ruled that where a secured creditor had a lien on all of a debtor's assets and was undersecured, that creditor was free to distribute property that it received on account of its security interest to any other creditor without regard to the distribution priorities set forth in the Bankruptcy Code. In this case, the Secured Lenders have blanket liens on the Debtors' assets such that in a liquidation all proceeds would be paid to the Secured Lenders. All Cash that is being used to make Distributions is subject to the Secured Lenders' security interests, and can only be utilized with their consent. Without the consent of the Secured Lenders, no Creditor would receive any Distribution whatsoever.

           (c) With respect to a class of interests, "fair and equitable" means either (i) each holder of an interest in such class receives or retains, on account of such interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest; or (ii) the holder of any interest that is junior to the interest of such class will not receive or retain any property on account of such junior interest.

D.         ALTERNATIVES TO CONFIRMATION
           AND CONSUMMATION OF THE PLAN

           1. Alternative Plan of Reorganization.

           The Debtors believe that the Plan is the best available option for a successful reorganization. It is possible that, if the agreements and settlements embodied in the Plan are not accomplished, conversion of the Debtors' chapter 11 reorganization case to chapter 7 liquidation will occur. In the event of a chapter 7 liquidation, the Debtors believe, as discussed below, that the recoveries by holders of Claims and Interests will be significantly less than what is provided for under the Plan, with all Classes other than Class 1 (Secured Lenders) not receiving any recovery.

           2. Liquidation Analysis.

           As discussed above in the section entitled "Voting and Confirmation of the Plan - Confirmation and Consummation of the Plan", notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan the Bankruptcy Court must determine that the Plan is in the "best interests" of each holder of a Claim in any such impaired Class that has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each dissenting member of such impaired Class a recovery on account of the holder's Claim that has a value, as of the Effective Date, at least equal to the value of the distribution that such Creditor would receive if the Debtor and its property were liquidated under chapter 7 of the Bankruptcy Code on such date.

           To estimate what the members of each impaired Class of Claims or Interests would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if the Bankruptcy Case were converted to a case under chapter 7 and the Debtors' assets were liquidated by a trustee (the "Liquidation Value"). The Liquidation Value of the Debtors would consist of the net proceeds from the disposition of the assets of the Debtors, augmented by any Cash held by the Debtors.

           The Liquidation Value available to Creditors holding Allowed Claims and Interests would be reduced by, among other things: (a) the amount required to satisfy Secured Claims, to the extent of the value of the underlying Collateral; (b) the costs, fees, and expenses of the liquidation, as well as other administrative expense claims incurred in connection with the Debtors' Chapter 7 case, including tax liabilities in respect of any gain arising from the disposition of assets in the liquidation; (c) unpaid Administrative Expense Claims incurred in the Reorganization Case prior to conversion to chapter 7; and
(d) Priority Claims. The Debtors' costs of liquidation in a chapter 7 case thus would include the compensation of a trustee, counsel, and other professionals retained by a trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the operation of the Debtors during the pendency of the chapter 7 case, and all unpaid Administrative Expense Claims incurred by the Debtors during the Reorganization Case. In addition, the liquidation itself would trigger certain Administrative Expense Claims, Priority Claims, and other

Claims, such as damage Claims in respect of Executory Contracts entered into or assumed in the Reorganization Case, and would likely accelerate the payment of other Claims that would otherwise be payable in the ordinary course of business or on a deferred basis under the Plan. These Claims are required to be paid in full out of the net liquidation proceeds, after payment of Secured Claims, before any balance would be made available to pay Unsecured Claims. The Interests would be cancelled and the holders of the Debtors' Interests would receive no Distribution or retain other value on account of those Interests. The Debtors believe that liquidation would also generate a significant increase in Unsecured Claims, such as Executory Contract rejection damage Claims and tax and other governmental Claims.

           A hypothetical liquidation analysis for the Debtors is annexed as
Exhibit 3. Two scenarios are considered: (1) sale of the business as a going concern, utilizing an enterprise valuation, and (2) cessation of the business and sale of individual assets. The liquidation analysis is based on a number of estimates and assumptions that are subject to significant uncertainties. Although the Debtors believe that these estimates and assumptions are reasonable for the purpose of preparing a hypothetical chapter 7 liquidation analysis, there can be no assurance that such estimates and assumptions will be the same if the Debtors were in fact liquidated. In all liquidations under chapter 7, significant delays in distributions on claims can be expected. This is due to the fact that the process of conversion and the examination and analysis by a chapter 7 trustee of the assets of and claims against a debtor by its very nature and purpose, requires delay in disposition of bankruptcy estate assets. Such delay in a chapter 7 case could materially reduce the amount determined on a present value basis as of the proposed reorganization plan's effective date to be available for distribution to creditors in liquidation. In the Reorganization Case, the Debtors believe that delays attendant to a conversion will adversely affect the values realizable in a liquidation of their assets (such as the collection of accounts receivable and disposition of the Debtors' real estate interests) to an extent that cannot be estimated at this time.

           The hypothetical liquidation analysis indicates that the aggregate proceeds of liquidation of the Debtors in a case under chapter 7 of the Bankruptcy Code would be less than the Distributions to be made to the holders of all Claims under the Plan. See "Summary of the Plan of Reorganization for the Debtor - Description and Treatment of Claims and Interests Under the Plan." The Debtors therefore believe that the Plan provides for recoveries equal to or greater than those that would be realized in a chapter 7 liquidation, and that the Plan thus satisfies the "best interests" test embodied in section 1129(a)(7) of the Bankruptcy Code as to all Classes of Claims and Interests.


                                       XII

                          RISK FACTORS TO BE CONSIDERED

           The holder of an impaired Claim should consider carefully the following risk factors as well as all of the other information contained in this Disclosure Statement, including the Plan and other exhibits thereto, before deciding whether to vote to accept or reject the Plan.

A.         SETTLEMENTS EMBODIED IN THE PLAN

           The Plan contains various compromises and settlements with the Secured Lenders that are reflected in the relative recoveries of the Classes of Claims and Interests and that are designed to achieve a global resolution of the Reorganization Case. The Plan is premised upon compromise of the Secured Lenders' Claims and represents, in effect, a linked series of concessions by the Secured Lenders. The Plan also contains a compromise and settlement of Intercompany Claims between and among Debtors. In proposing the Plan, the Debtors are offering a consensual and pragmatic alternative to Creditors and Stockholders in the context of the reorganization.

           The Debtors believe that the compromise of rights in the Plan is the best way to ensure a prompt resolution of the Reorganization Case and the only way to guaranty some recovery for all Creditors and Interest holders.

B.         PROJECTED FINANCIAL INFORMATION

           The financial projections of future performance of the Reorganized Debtors contained herein reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, general business and economic conditions and other matters, most of which are beyond the control of the Reorganized Debtors and some of which may well not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial performance. Therefore, the actual results achieved throughout the period covered by the projections will vary from the projected results. The variations may be material.








                        [CONCLUDED ON THE FOLLOWING PAGE]

                                      XIII

                                   CONCLUSION

           The Debtors urge all Creditors and Stockholders entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they will be received on or before 5:00 p.m. New York Time on September [ ], 2002.


Dated: July 11, 2002
       Greensboro, North Carolina



                                 GUILFORD MILLS, INC.
                                 For itself and certain of its subsidiaries
                                   and affiliates
                                 Debtors and Debtors in Possession

                                 By: /s/ John A. Emrich
                                     -------------------------------------------
                                     JOHN A. EMRICH
                                     President


COUNSEL:

Albert Togut (AT-9759)
Frank A. Oswald (FAO-1223)
Howard P. Magaliff (HPM-2189)
TOGUT, SEGAL & SEGAL LLP
One Penn Plaza - Suite 3335
New York, New York 10119
Telephone (212) 594-5000


Attorneys for Guilford Mills, Inc., et al.
Debtors and Debtors in Possession

                                   EXHIBIT 1
                                       TO
                              DISCLOSURE STATEMENT

                          JOINT PLAN OF REORGANIZATION
                  (Filed Separately with the Bankruptcy Court)

                                   EXHIBIT 2
                         BUSINESS PLAN AND PROJECTIONS

                               GUILFORD MILLS, INC.
                       CONSOLIDATED PROFORMA BALANCE SHEET
                                POST CONFIRMATION
                             As of September 30, 2002
                            Dollar Amounts in Thousands


Assets
Cash & Equivalents                                              $ 5,961
Accounts Receivable, net                                         68,490
Inventories                                                      54,948
Other Current Assets                                             16,388
                                                    --------------------
Total Current Assets                                            145,787

Fixed Assets Net of Depr                                        137,586
Goodwill & Intangibles                                            8,051
Other Assets                                                     11,650
                                                    --------------------
Total Assets                                                  $ 303,074
                                                    ====================

Liabilities & Shareholder Equity
Bank Debt                                                       $ 8,286
Accounts Payable Trade                                           31,713
Accrued Payroll & Benefits                                       15,189
Other Accrued Liabilities                                        17,553
                                                    --------------------
Total Current Liabilities                                        72,741
                                                    --------------------

Long Term Debt                                                  136,861
Deferred Liabilities                                             37,039
                                                    --------------------
Total Liabilities                                               246,641
Common Stock & Paid-In Capital                                   56,433
Retained Earnings                                                     -
                                                    --------------------
Total Shareholder Equity                                         56,433
                                                    --------------------
Total Liabilities and Shareholder Equity                      $ 303,074
                                                    ====================

                              GUILFORD MILLS, INC.
                        Consolidated Financial Statements
                           Dollar Amounts in Thousands

                                                                                FISCAL YEAR 2003
                                               ----------------------------------------------------------------------------
                                                        Q1              Q2             Q3             Q4           Total
                                                        --              --             --             --           -----
CONSOLIDATED STATEMENT OF OPERATIONS
Net Sales                                            $ 106,934      $ 116,065      $ 122,112      $ 112,109      $ 457,220
Cost of Sales                                          (94,131)      (100,813)      (105,118)       (97,595)      (397,657)
                                               ----------------------------------------------------------------------------
Gross Margin                                            12,803         15,252         16,994         14,514         59,563
Gross Margin Percentage                                    12%            13%            14%            13%            13%
SG&A Expenses                                          (11,317)       (11,376)       (11,285)       (10,992)       (44,970)
                                               ----------------------------------------------------------------------------
Operating Income                                         1,486          3,876          5,709          3,522         14,593
Other Income / (Expense)                                  (272)          (541)          (805)          (828)        (2,446)
                                               ----------------------------------------------------------------------------
EBIT                                                     1,214          3,335          4,904          2,694         12,147
Interest Expense                                        (3,629)        (3,632)        (3,626)        (3,610)       (14,497)
                                               ----------------------------------------------------------------------------
Income Before Taxes                                     (2,415)          (297)         1,278           (916)        (2,350)
Income Taxes                                               678           (187)          (150)           894          1,235
                                               ----------------------------------------------------------------------------
Net Income                                            $ (1,737)        $ (484)       $ 1,128          $ (22)      $ (1,115)
                                               ============================================================================

 Depr. & Amortization                                    7,545          7,688          7,794          7,575         30,602
 EBITDA                                                  8,759         11,023         12,698         10,269         42,749


** TABLE CONTINUED... **
                                                                                    FISCAL YEAR 2004
                                                 ---------------------------------------------------------------------------
                                                          Q1             Q2             Q3             Q4           Total
                                                          --             --             --             --           -----
CONSOLIDATED STATEMENT OF OPERATIONS
Net Sales                                             $ 114,380      $ 123,873      $ 130,801      $ 121,510      $ 490,564
Cost of Sales                                           (98,815)      (107,008)      (112,185)      (103,864)      (421,872)
                                                 ---------------------------------------------------------------------------
Gross Margin                                             15,565         16,865         18,616         17,646         68,692
Gross Margin Percentage                                     14%            14%            14%            15%            14%
SG&A Expenses                                           (12,085)       (12,145)       (12,051)       (11,753)       (48,034)
                                                 ---------------------------------------------------------------------------
Operating Income                                          3,480          4,720          6,565          5,893         20,658
Other Income / (Expense)                                   (264)          (554)          (839)          (863)        (2,520)
                                                 ---------------------------------------------------------------------------
EBIT                                                      3,216          4,166          5,726          5,030         18,138
Interest Expense                                         (3,567)        (3,573)        (3,560)        (3,534)       (14,234)
                                                 ---------------------------------------------------------------------------
Income Before Taxes                                        (351)           593          2,166          1,496          3,904
Income Taxes                                               (177)          (556)          (458)           (60)        (1,251)
                                                 ---------------------------------------------------------------------------
Net Income                                               $ (528)          $ 37        $ 1,708        $ 1,436        $ 2,653
                                                 ===========================================================================

 Depr. & Amortization                                     7,453          7,752          8,389          8,024         31,618
 EBITDA                                                  10,669         11,918         14,115         13,054         49,756

                                       1

                              GUILFORD MILLS, INC.
                        Consolidated Financial Statements
                           Dollar Amounts in Thousands

                                                                                FISCAL YEAR 2003
                                               ----------------------------------------------------------------------------
                                                        Q1              Q2             Q3             Q4           Total
                                                        --              --             --             --           -----
         CONSOLIDATED BALANCE SHEETS
Assets
------
Cash & Equivalents                                    $ 18,849       $ 10,483       $ 16,704       $ 19,318
Accounts Receivable, net                                57,233         70,272         72,777         72,484
Inventories                                             49,508         54,403         52,970         54,635
Other Current Assets                                    15,104         15,104         15,104         15,621
                                               -------------------------------------------------------------
Total Current Assets                                   140,694        150,262        157,555        162,058

Fixed Assets Net of Depr                               133,201        128,933        124,779        121,028
Goodwill & Intangibles                                   8,021          7,991          7,961          7,931
Other Assets                                             9,445          9,445          9,445          9,682
                                               -------------------------------------------------------------
Total Assets                                         $ 291,361      $ 296,631      $ 299,740      $ 300,699
                                               =============================================================

Liabilities & Shareholder Equity
--------------------------------
Foreign Subsidiary Bank Debt                           $ 2,112        $ 5,121        $ 6,337        $ 8,625
Accounts Payable Trade                                  32,463         34,346         35,139         35,164
Accrued Payroll & Benefits                              12,481         13,356         14,378         14,959
Other Accrued Liabilities                               18,267         18,268         18,269         18,685
                                               -------------------------------------------------------------
Total Current Liabilities                               65,323         71,091         74,123         77,433
                                               -------------------------------------------------------------

Long Term Debt                                         136,182        136,182        136,032        136,032
Deferred Liabilities                                    35,160         35,146         34,245         31,916
                                               -------------------------------------------------------------
Total Liabilities                                      236,665        242,419        244,400        245,381
Common Stock & Paid-In Capital                          56,433         56,433         56,433         56,433
Retained Earnings                                       (1,737)        (2,221)        (1,093)        (1,115)
                                               -------------------------------------------------------------
Total Shareholder Equity                                54,696         54,212         55,340         55,318
                                               -------------------------------------------------------------
Total Liabilities and Shareholder Equity             $ 291,361      $ 296,631      $ 299,740      $ 300,699
                                               =============================================================

** TABLE CONTINUED... **

                                                                                    FISCAL YEAR 2004
                                                 ---------------------------------------------------------------------------
                                                          Q1             Q2             Q3             Q4           Total
                                                          --             --             --             --           -----
         CONSOLIDATED BALANCE SHEETS
Assets
------
Cash & Equivalents                                   $ 22,483       $ 16,765       $ 26,440       $ 32,339
Accounts Receivable, net                               67,522         75,615         77,398         79,689
Inventories                                            50,321         58,449         59,486         57,759
Other Current Assets                                   15,621         15,621         15,621         16,205
                                               ------------------------------------------------------------
Total Current Assets                                  155,947        166,450        178,945        185,992

Fixed Assets Net of Depr                              116,920        112,911        108,532        103,883
Goodwill & Intangibles                                  7,901          7,871          7,841          7,811
Other Assets                                            9,682          9,682          9,682          9,934
                                               ------------------------------------------------------------
Total Assets                                        $ 290,450      $ 296,914      $ 305,000      $ 307,620
                                               ============================================================

Liabilities & Shareholder Equity
--------------------------------
Foreign Subsidiary Bank Debt                          $ 3,985        $ 7,149       $ 13,016        $ 9,600
Accounts Payable Trade                                 32,970         35,780         35,236         37,900
Accrued Payroll & Benefits                             11,466         12,341         13,216         14,270
Other Accrued Liabilities                              19,393         19,394         19,395         19,754
                                               ------------------------------------------------------------
Total Current Liabilities                              67,814         74,664         80,863         81,524
                                               ------------------------------------------------------------

Long Term Debt                                        135,882        135,882        135,732        135,732
Deferred Liabilities                                   31,964         31,541         31,870         32,393
                                               ------------------------------------------------------------
Total Liabilities                                     235,660        242,087        248,465        249,649
Common Stock & Paid-In Capital                         55,318         55,318         55,318         55,318
Retained Earnings                                        (528)          (491)         1,217          2,653
                                               ------------------------------------------------------------
Total Shareholder Equity                               54,790         54,827         56,535         57,971
                                               ------------------------------------------------------------
Total Liabilities and Shareholder Equity            $ 290,450      $ 296,914      $ 305,000      $ 307,620
                                               ============================================================

                              GUILFORD MILLS, INC.
                        Consolidated Financial Statements
                           Dollar Amounts in Thousands

                                                                                FISCAL YEAR 2003
                                               ----------------------------------------------------------------------------
                                                        Q1              Q2             Q3             Q4           Total
                                                        --              --             --             --           -----

CONSOLIDATED STATEMENT OF CASH FLOWS
Net Income                                            $ (1,737)        $ (484)       $ 1,128          $ (22)      $ (1,115)
NON-CASH ITEMS-                                                                                                          -
Depreciation                                             7,545          7,688          7,794          7,575         30,602
Amortization                                                 -              -              -              -              -
Changes in CSV net of Loans                                  -              -              -              -              -
           WORKING CAPITAL CHANGES                                                                                       -
Accounts Receivable, net                                11,257        (13,039)        (2,505)           293         (3,994)
Inventories                                              5,440         (4,895)         1,433         (1,665)           313
Other Current Assets                                     1,284              -              -           (517)           767
Accounts Payable                                           400          1,883            793             25          3,101
Accrued Liabilities                                     (2,644)           875          1,022            581           (166)
Other Liabilities                                            -              1           (900)        (1,913)        (2,812)
                                               ----------------------------------------------------------------------------
Net Cash from Operations                                21,545         (7,971)         8,765          4,357         26,696
                                                                                                                         -

             INVESTING ACTIVITIES                                                                                        -
Purchases of Property Plant & Equipment                 (3,130)        (3,390)        (3,610)        (3,794)       (13,924)
Other Assets                                             1,326            (14)             -           (237)         1,075

             FINANCING ACTIVITIES                                                                                        -
Changes in Short Term Debt                              (6,174)         3,009          1,216          2,288            339
Changes in Long Term Debt                                 (679)             -           (150)             -           (829)
                                               ----------------------------------------------------------------------------

Net Increase / (Decrease) in Cash                       12,888         (8,366)         6,221          2,614         13,357
Beginning Cash Balance                                   5,961         18,849         10,483         16,704          5,961
                                               ----------------------------------------------------------------------------
Ending Cash Balance                                   $ 18,849       $ 10,483       $ 16,704       $ 19,318       $ 19,318
                                               ============================================================================

** TABLE CONTINUED... **

                                                                                    FISCAL YEAR 2004
                                                 ---------------------------------------------------------------------------
                                                          Q1             Q2             Q3             Q4           Total
                                                          --             --             --             --           -----
CONSOLIDATED STATEMENT OF CASH FLOWS
Net Income                                             $ (528)          $ 37        $ 1,708        $ 1,436        $ 2,653
NON-CASH ITEMS-                                                                                                         -
Depreciation                                            7,453          7,752          8,389          8,024         31,618
Amortization                                                -              -              -              -              -
Changes in CSV net of Loans                                 -              -              -              -              -
           WORKING CAPITAL CHANGES                                                                                      -
Accounts Receivable, net                                4,962         (8,093)        (1,783)        (2,291)        (7,205)
Inventories                                             4,314         (8,128)        (1,037)         1,727         (3,124)
Other Current Assets                                        -              -              -           (584)          (584)
Accounts Payable                                       (2,194)         2,810           (544)         2,664          2,736
Accrued Liabilities                                    (3,493)           875            875          1,054           (689)
Other Liabilities                                         756           (422)           330            882          1,546
                                               ---------------------------------------------------------------------------
Net Cash from Operations                               11,270         (5,169)         7,938         12,912         26,951
                                                                                                                        -

             INVESTING ACTIVITIES                                                                                       -
Purchases of Property Plant & Equipment                (3,315)        (3,713)        (3,980)        (3,345)       (14,353)
Other Assets                                                -              -              -           (192)          (192)

             FINANCING ACTIVITIES                                                                                       -
Changes in Short Term Debt                             (4,640)         3,164          5,867         (3,416)           975
Changes in Long Term Debt                                (150)             -           (150)             -           (300)
                                               ---------------------------------------------------------------------------

Net Increase / (Decrease) in Cash                       3,165         (5,718)         9,675          5,959         13,081
Beginning Cash Balance                                 19,318         22,483         16,765         26,440         19,318
                                               ---------------------------------------------------------------------------
Ending Cash Balance                                  $ 22,483       $ 16,765       $ 26,440       $ 32,399       $ 32,399
                                               ===========================================================================

                                   EXHIBIT 3
                     HYPOTHETICAL LIQUIDATION AND ANALYSIS

                                                     Preliminary Working Draft


                               VALUATION ANALYSIS


           In connection with certain matters relating to the Plan, the Debtors determined that it was necessary to estimate the value of New Common Stock as of the Effective Date. Accordingly, Guilford directed Rothschild to prepare a valuation analysis of the Debtors' business and New Common Stock to be issued under the Plan. Specifically, the valuation was developed for purposes of assisting the Debtors in evaluating (i) the relative recoveries of holders of Allowed Claims and Interests, and (ii) whether the Plan met the "best interest test" under the Bankruptcy Code.

           In preparing its analysis, Rothschild has, among other things: (i) reviewed certain recent publicly available financial results of the Debtors;
(ii) reviewed certain internal financial and operating data of the Debtors;
(iii) discussed with certain senior executives the current operations and prospects of the Debtors; (iv) reviewed certain operating and financial forecasts prepared by the Debtors, including the Business Plan and Projections ("Projections") annexed as Exhibit 2 to the Disclosure Statement; (v) discussed with certain senior executives of the Debtors key assumptions related to the Projections; (vi) prepared discounted cash flow analyses based on the Projections, utilizing various discount rates; (vii) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating business of the Debtors; (viii) considered the purchase price of certain publicly announced mergers and acquisitions in businesses reasonably comparable to the operating business of the Debtors; (ix) considered certain economic and industry information relevant to the operating business of the Debtors; and (x) conducted such other analyses as Rothschild deemed necessary under the circumstances.

           Rothschild assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information available to it from public sources or as provided to Rothschild by the Debtors or their representatives. Rothschild also assumed that the Projections have been reasonably prepared on a basis reflecting the Debtors' best estimates and judgment as to its future operating and financial performance. The Projections assume the Debtors will achieve certain customer maintenance and growth, and pricing levels for its product offerings. To the extent that the Debtors do not meet such customer maintenance and growth and/or pricing levels during the projected period, such variances may have a material impact on the operating and financial forecast and on the valuation. Rothschild did not make any independent evaluation of the Debtors' assets, nor did Rothschild verify any of the information it reviewed. To the extent the valuation is dependent upon the Reorganized Debtors' achievement of the Projections, the valuation must be considered speculative.

           In addition to the foregoing, Rothschild relied upon the following assumptions with respect to the valuation of the Debtors:

           o As a going-concern, Guilford's business plan is focused on its core Automotive, Technical and American Textil businesses ("Core Businesses").

           o Excluded from the going-concern valuation is the value of discontinued businesses and assets the Debtors are currently working to sell or liquidate. These assets include the Home Fashions and Altamira, Mexico business units, as well as owned assets at the Cobleskill, Greenberg, Fishman, IFD, Lynch, Lumberton and Twin Rivers facilities (collectively the "Discontinued Operations").

           o    The Effective Date occurs on or about September 30, 2002.

           o For valuation purposes, Rothschild assumed the pro forma debt levels of Guilford to be $150.1 million, including as of September 30, 2002 a $135 million term loan and $10.1 million of foreign subsidiary borrowings, and assumes average borrowings under the Exit Facility and CIT Agreement of $5.0 million.

           o As of September 30, 2002, the Debtors would have an estimated $6.0 million in cash and cash equivalents. Accordingly, net debt for valuation purposes is calculated as $144.1 million.

           o 2002E EBITDA of $37.6 million ("Pro Forma EBITDA") is pro forma to reflect the wind-down of corporate overhead associated with the Discontinued Operations.

           o The Debtors will be able to obtain all future necessary financing to achieve the Projections. Rothschild makes no representations as to whether and on what terms the Debtors will obtain such financing.

           o The Debtors expect that the cancellation of indebtedness income will substantially offset its pre-Effective Date net operating losses ("NOLs"). The projections used in the valuation assume that NOLs are not available to the Reorganized Debtors.

           o Rothschild's going-concern valuation assumes general financial and market conditions as of the date of the Disclosure Statement (July 11, 2002) will not differ materially from those conditions prevailing as of the date of the Effective Date.

           o Rothschild does not make any representation or warranty as to the fairness of the terms of the Plan.

           The valuation methodologies principally relied upon for the going-concern analyses are the Discounted Cash Flow and the Precedent Transaction methodologies. The Comparable Company valuation methodology was also completed and considered. However, given the availability and quality of the publicly available data, this method proved less effective in capturing Management's future expectations for Guilford's Core Businesses.

           Discounted Cash Flow Analysis ("DCF") - Rothschild employed a DCF analysis to value the Core Businesses. The projected cash flows of the Core Businesses were discounted to present value as of the March 1, 2002 using a discount rate range of 15.0% - 20.0%. The discount rate range is based on market rates of return for equity and debt security holders in a leveraged transaction incorporating a risk premium associated with the execution of the operational restructuring and the emergence of Guilford from bankruptcy. The present value of Guilford's cash flow estimates were then added to a present value of a terminal value calculated as a multiple of 2004 EBITDA using a range of 4.0x to 5.0x, derived from an analysis of publicly reporting comparable companies and precedent transactions. As a result of the DCF, Rothschild estimates the total enterprise value ("TEV") of the Debtor is approximately $200.0 million to $230.0 million.

           Precedent Transaction Analysis ("PTA") - Rothschild employed a PTA to value the Core Businesses. In the automotive sector, activity of financial buyers far exceeds that of strategic buyers and recent valuations are reflective of the current bank financing market. Recent automotive textile and supplier transactions generally priced at 3.5x - 6.5x LTM EBITDA reflect the bank financing market and pressure on the automotive supply chain from the manufacturers. This analysis suggests a valuation range for Guilford of 4.5x - 5.5x 2002E Pro Forma EBITDA reflecting: (i) automotive supplier transactions with similar capital structures as Guilford; and (ii) the lack of strategic interest in the sector, tying valuation to current conditions in the leveraged acquisition financing market. As a result of the PTA, Rothschild estimates the TEV of the Debtor is approximately $170.0 million to $210.0 million.

           Comparable Company Analysis ("CCA") - Rothschild employed a CCA to value the Core Businesses. However, given the limited availability of publicly traded comparables to Guilford (i.e., tier II automotive suppliers), this method proved less effective in capturing Management's future expectations for Guilford's Core Businesses. Our analysis therefore included mainly tier I automotive suppliers. 2002E EBITDA multiples for this group range from 5.0x - 6.0x EBITDA. Therfore, we believe that this analysis suggests a comparable trading range for Guilford of 4.0x - 5.0x 2002E Pro Forma EBITDA, a slight discount to the lower end of its peer group's trading range based on: (i) valuation discount for Guilford as compared to its comparable group as they are mainly tier I automotive suppliers; and (ii) risk premium associated with execution of operational and financial restructuring. As a result of the CCA, Rothschild estimates the TEV of the Debtor is approximately $150.0 million to $190.0 million.

           As a result of such analyses, review, discussions, considerations and assumptions, Rothschild estimates the TEV of the Debtor is approximately $180.0 million to $220.0 million.

           Rothschild reduced such TEV estimates by the estimated pro forma debt levels of the Debtors as of September 30, 2002 (approximately $150.1 million, reduced by $6.0 million in cash and cash equivalents) to calculate the implied value of the New Common Stock. Rothschild estimates that the New Common Stock value will range from $35.9 million to $75.9 million. These estimated ranges of values represent a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the implied equity value ranges associated with Rothschild's valuation analysis. Rothschild's estimate is based on economic, market, financial and other conditions as they exist on, and on the information made available as of, the date of this Disclosure Statement. It should be understood that, although subsequent developments may affect Rothschild's conclusions, after the confirmation hearing on the Plan, Rothschild does not have any obligation to update, revise or reaffirm its estimate.

           The summary set forth above does not purport to be a complete description of the analyses performed by Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Rothschild assume that the Reorganized Debtors will continue as the owner and operator of their businesses and assets. Depending on the results of the Debtors' operations or changes in the financial markets, Rothschild's valuation analysis as of the Effective Date may differ from that disclosed herein.

           In addition, the valuation of newly issued securities, such as the New Common Stock, is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the implied equity value estimated by Rothschild does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

           THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS WHICH ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

                          Guilford Mills, Inc. et. al.
                Notes to Hypothetical Forced Liquidation Analysis
                 Liquidation using April 28, 2002 Balance Sheet
                              Dollars in Thousands

                                                                               ------------------------------------------
                                                                                    Estimated Realization Percentages
                                                                               ------------------------------------------
                                                                    Book Value       Low       Midpoint        High
                                                                 --------------------------------------------------------
Cash                                                                   $ 3,084      100.0%      100.0%        100.0%
Factored Receivables (Net of Factor)                                    20,638       72.5%       79.7%         86.8%
Accounts Receivable - Trade                                             39,624       80.1%       85.2%         90.2%
Other Receivables                                                        4,838       45.0%       48.2%         51.4%
Inventory                                                               33,461       32.3%       45.2%         58.2%
Other Current Assets                                                    47,069       33.0%       33.3%         33.6%
Net Property Plant & Equipment                                         126,752       50.4%       58.0%         65.6%
Cash Value of Life Insurance                                            25,994      100.0%      100.0%        100.0%
Goodwill & Patents                                                       8,083        0.0%        0.0%          0.0%
Investments in Consolidated  Subsidiaries                               61,262       20.6%       31.2%         41.7%
Other Assets                                                             4,328       46.2%       46.2%         46.2%
Intercompany Eliminations                                                   -         0.0%        0.0%          0.0%
                                                                            --        ----        ----          ----
TOTAL ASSETS (NET OF FACTOR)                                         $ 375,134       48.7%       55.2%         61.6%

COST TO DISPOSE OF ASSETS
Disposition Costs @ 5% and Trustee Fees
Carrying Costs - Assets Held for Sale
Real Estate/Personal Property Taxes

NET PROCEEDS AVAILABLE FOR SECURED CLAIMS,
  PRIORITY CLAIMS, AND UNSECURED CLAIMS
Secured Claims
Bank Revolver                                                          118,000
Letters of Credit                                                        4,452
Accrued and Unpaid Interest                                             10,865
Exchange Notes Due December 18, 2008                                   145,000
Estimated Make Whole Premium on Notes                                   47,000
                                                                       ------
Total Secured Claims                                                   325,317

Excess / (Deficiency) in satisfying Secured Claim
Percentage of Secured Claim Deficiency


** TABLE CONTINUED... **
                                                                  -----------------------------------------------------
                                                                                     Estimated Proceeds
                                                                  -----------------------------------------------------
                                                                          Low             Midpoint               High
                                                                  -----------------------------------------------------

Cash                                                                    $ 3,084           $ 3,084              $ 3,084
Factored Receivables (Net of Factor)                                     14,953            16,439               17,924
Accounts Receivable - Trade                                              31,756            33,753               35,749
Other Receivables                                                         2,177             2,333                2,488
Inventory                                                                10,795            15,138               19,482
Other Current Assets                                                     15,512            15,672               15,832
Net Property Plant & Equipment                                           63,880            73,507               83,134
Cash Value of Life Insurance                                             25,994            25,994               25,994
Goodwill & Patents                                                            -                 -                    -
Investments in Consolidated  Subsidiaries                                12,644            19,094               25,544
Other Assets                                                              2,000             2,000                2,000
Intercompany Eliminations                                                    -                 -                    -
                                                                             --                --                   -
TOTAL ASSETS (NET OF FACTOR)                                          $ 182,796         $ 207,013            $ 231,230

COST TO DISPOSE OF ASSETS
Disposition Costs @ 5% and Trustee Fees                                 (11,890)          (13,426)             (14,962)
Carrying Costs - Assets Held for Sale                                    (8,286)           (9,369)             (10,452)
Real Estate/Personal Property Taxes                                      (1,018)           (1,018)              (1,018)
                                                                         -------           -------              -------
NET PROCEEDS AVAILABLE FOR SECURED CLAIMS,
  PRIORITY CLAIMS, AND UNSECURED CLAIMS                                 161,602           183,200              204,799
Secured Claims
Bank Revolver
Letters of Credit
Accrued and Unpaid Interest
Exchange Notes Due December 18, 2008
Estimated Make Whole Premium on Notes

Total Secured Claims                                                   (325,317)         (325,317)            (325,317)
                                                                       ---------         ---------            ---------
Excess / (Deficiency) in satisfying Secured Claim                      (163,715)         (142,117)            (120,519)
Percentage of Secured Claim Deficiency                                     -50%              -44%                 -37%


                          Guilford Mills, Inc. et. al.
                Notes to Hypothetical Forced Liquidation Analysis


NOTES AND ASSUMPTIONS
---------------------

1) The bankrupt estate of Guilford Mills, Inc. includes: Advisory Research Services, Curtains & Fabrics, Inc., GFD Fabrics, Inc., GFD Services, Inc., GMI Computer Sales, Inc., Gold Mills Farms, Inc., Gold Mills, Inc., Guilford Airmont, Inc., Guilford Mills (Michigan), Inc.

2) All assets are liquidated under a Chapter 7 filing under the supervision of a Chapter 7 Trustee. A forced liquidation was assumed for the following reasons: 1) Conversion to a Chapter 7 with little prospect to pay pre-petition trade claims would limit the Company's ability to obtains critical supplies. 2) Ability of the Company to keep employees without assurances of paying on prepetition obligations would not be possible, espicially for key employees. 3) OEM customers would need significant assurances that orders would be filled on a timely basis so as not to cause disruption to OEM's manufacturing operations that the Debtor could not provide for the time period to sell the business as a going concern.

3)       Bank and Noteholder claims are properly perfected.

4) Environmental cleanup costs, if any, associated with the sale of the properties is not included in this analysis.

5) Realization percentages are estimates given the current economic environment for the sale of distressed assets assuming a limited period to market the assets held for sale. As such, the liquidation values presented in this analysis do not represent a guarantee. To determine the amounts to be realized from the liquidation of the Company's assets, each asset catagory was reviewed in detail by business unit. For equipment and real estate, appraisals prepared by a national equipment auctioneers and a real estate brokerage firm we used as a bases for estimating the proceeds from the sale of these assets and the time to complete the sale.

6)       Book Values are as of April 28, 2002.

7) Collections of factored accounts receivable are offset against factor debt of $8.8MM. Collections in excess of factor debt are assumed to be turned over to the Company to satisfy claims against the estate in accordance with the priority of the respective claim.

8) Included in "other current assets" is the $14.5MM federal income tax refund resulting from regulatory changes in the treatment of net operating loss carry backs.

9) Furniture and fixtures, computer hardware, and software were assigned zero value in liquidation.

10) Prepaid expenses are assumed to reduce administrative expenses that would otherwise be incurred by estate.

11)      Goodwill and patents were assigned a value of zero in liquidation.

12) Other assets includes $2.1MM from the divestiture of Unger Fabrik; the Court issued an order permitting this sale on June 18, 2002

13) Disposition costs, including Chapter 7 Trustee fees, counsel for the Trustee, brokerage, and other transaction fees associated with the sale or disposition of the estates assets are included in Disposition Costs.

14) The Company classified Cobleskill in "other current assets" in accordance with GAAP; for this analysis, Cobleskill is included in net PP&E.

15) Additional priority employee claims are estimated to be $1K per employee. As of the commencement of the case, Guilford Mills had 2,423 employees. At the outset of the case the Debtor received permission to pay pre-petition Employee claims, provided that such payments would be applied against the priority employee claims in the event of a Chapter 7 liquidations.

16) Letters of credit are assumed to be drawn in a liquidation and become part of the secured claim.

17) In accordance with the Noteholder agreement, noteholders are entitled to a make-whole premium on early payments of their debt. For this analysis, the make-whole premium was estimated to be $47MM.

18) High case values for real estate are based on most recent appraisals. However, ranges have been adjusted for some properties based on discussions with prospective purchasers. If appraisal values are used, the midpoint and the low case are assumed to be

19)      Stock in foreign subsidiaries is assumed to be sold as a going concern.

Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                              ---------------------------------------------------------------------------------
                                                 Estimated Realization Percentages         Estimated Proceeds
                                              ---------------------------------------------------------------------------------
                                Book Value      Low Case      Midpoint     High Case     Low Case     Midpoint     High Case
                                -----------------------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE
Auto
----
Trade                                  36,099         80.0%        85.0%         90.0%       28,879        30,684       32,489
Factor                                 22,901         80.0%        85.0%         90.0%       18,321        19,466       20,611
                                      -------         -----        -----         -----      -------       -------      ------
Total                                  59,000         80.0%        85.0%         90.0%       47,200        50,150       53,100

Tech. Textiles
--------------
Trade                                   3,448         75.0%        80.0%         85.0%        2,586         2,758        2,930
Factor                                  5,226         80.0%        85.0%         90.0%        4,181         4,442        4,704
                                       ------         -----        -----         -----       ------        ------       -----
Total                                   8,674         78.0%        83.0%         88.0%        6,767         7,200        7,634

Twin Rivers
-----------
Trade                                       5         80.0%        85.0%         90.0%            4             4            5
Factor                                     -           0.0%         0.0%          0.0%           -             -            -
                                           --          ----         ----          ----           --            --           -
Total                                       5         80.0%        85.0%         90.0%            4             4            5

Cobleskill
----------
Trade                                    (310)         0.0%         0.0%          0.0%            -             -            -
Factor                                   (256)         0.0%         0.0%          0.0%           -             -            -
                                         -----         ----         ----          ----           --            --           -
Total                                    (566)         0.0%         0.0%          0.0%            -             -            -

Herkimer
--------
Trade                                     383         75.0%        80.0%         85.0%          287           306          326
Factor                                  1,574         80.0%        85.0%         90.0%        1,259         1,338        1,417
                                       ------         -----        -----         -----       ------        ------       -----
Total                                   1,957         79.0%        84.0%         89.0%        1,547         1,644        1,742

Total AR Trade                         39,624         80.1%        85.2%         90.2%       31,756        33,753       35,749

Total AR Factor                        29,446         80.7%        85.7%         90.8%       23,761        25,246       26,731
Less: Factor Debt                       8,808                                                 8,808         8,808        8,808
                                       ------                                                ------        ------       -----
Total AR Factor (Net of Debt)          20,638         72.5%        79.7%         86.8%       14,953        16,439       17,924

Total AR (Net of Debt)                 60,262         77.5%        83.3%         89.1%       46,709        50,191       53,673


Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                                    -----------------------------------------------------------------------
                                                     Estimated Realization Percentages          Estimated Proceeds
                                                    -----------------------------------------------------------------------
                                       Book Value    Low Case    Midpoint    High Case   Low Case    Midpoint     High Case
                                       ------------------------------------------------------------------------------------
OTHER RECEIVABLES
Miscellaneous Receivables                         -        0.0%        0.0%        0.0%           -          -           -
Notes Rec.-Continental Textile                  145        0.0%        0.0%        0.0%           -          -           -
Notes Receivable-Unger Fabrik (1)             1,000        0.0%        0.0%        0.0%           -          -           -
Travel Advances                                  45        0.0%        0.0%        0.0%           -          -           -
Associate Receiv. (Non-travel)                   83        0.0%        0.0%        0.0%           -          -           -
Interest Receivable (1)                         642        0.0%        0.0%        0.0%           -          -           -
A/R-Other (2)                                 3,110       70.0%       75.0%       80.0%       2,177      2,333       2,488
A/R Other B & H Add Backs                      (184)       0.0%        0.0%        0.0%           -          -           -
Misc invoice clearing acct                       (3)       0.0%        0.0%        0.0%          -          -           -
                                                 ---       ----        ----        ----          --         --          -
Total Other Receivables                       4,838       45.0%       48.2%       51.4%       2,177      2,333       2,488


OTHER CURRENT ASSETS (3)
Prepaid income taxes (4)                      8,628        0.0%        0.0%        0.0%           -          -           -
Refundable Income Taxes (5)                  15,377       94.7%       94.7%       94.7%      14,554     14,554      14,554
Deposits (6)                                  2,470        0.0%        0.0%        0.0%           -          -           -
Security Deposit-Arbor(D.C.)                      2        0.0%        0.0%        0.0%           -          -           -
Security Deposit-San Francisco                    1        0.0%        0.0%        0.0%           -          -           -
Deposits-Pads & Pallets                         147        0.0%        0.0%        0.0%           -          -           -
Deposits-Bobbins & Pirns                         46        0.0%        0.0%        0.0%           -          -           -
Deposits-Drums & Containers                       6        0.0%        0.0%        0.0%           -          -           -
Vendor Deposits (7)                           1,597       60.0%       70.0%       80.0%         958      1,118       1,277
Prepaid Maintenance contracts                    87        0.0%        0.0%        0.0%           -          -           -
Prepaid property taxes                          135        0.0%        0.0%        0.0%           -          -           -
Prepaid Insurance                             2,734        0.0%        0.0%        0.0%           -          -           -
Prepaid Hospital Trust                          176        0.0%        0.0%        0.0%           -          -           -
Prepaid Interest                                123        0.0%        0.0%        0.0%           -          -           -
Prepaid Rent                                    (66)       0.0%        0.0%        0.0%           -          -           -
Other Prepaid Expenses                          145        0.0%        0.0%        0.0%           -          -           -
Prepaid Credit insurance                         85        0.0%        0.0%        0.0%           -          -           -
Quality Clearing Account                        (82)       0.0%        0.0%        0.0%           -          -           -
Corp Adjustment-Other Current                 3,458        0.0%        0.0%        0.0%           -          -           -
Cobleskill (8)(9)                            12,000        0.0%        0.0%        0.0%           -          -           -
                                            -------        ----        ----        ----          --         --          -
Total Other Current Assets                   47,069       33.0%       33.3%       33.6%      15,512     15,672      15,832


NOTES:

(1) The company has agreed to a transaction whereby the $1MM note from Unger Fabrik and accrued interest on the note is forgiven. The company will sell its interest in Unger Fabric for $2MM. The transaction is accounted for in other assets.

(2) $3.8MM is a receivable due from Homestead; the auto division has a negative receivable of $700K with zero assigned value.

(3) The other current assets analysis combines prepaid income taxes and other current assets; these items are broken out separately on the balance sheet.

(4) Deferred income taxes.

(5) Due from the IRS as a result of changes in the treatment of net operating loss carry backs.

(6) Includes $1.6MM (Herkimer) which is deposits from foreign vendors, prepaid professional fees of $350K and workman's compensation insurance of $352K.

(7) Vendor deposits were post petition provided to vendors. Therefore, all post petition obligations are assumed to be paid in the ordinary course. As such, the company is entitled to the return of the deposits in liquidation.

(8) Value accounted for in PP&E.

(9) On the Company's balance sheet, Cobleskill is included in "Corp. Adjustment
- Other Current". On this analysis, Cobleskill is broken out for illustration purposes.

Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                        ---------------------------------------------------------
                                        Estimated Realization Percentages   Estimated Proceeds
                                        ---------------------------------------------------------
                            Book Value  Low Case  Midpoint  High Case Low Case Midpoint High Case
                                        ---------------------------------------------------------
INVENTORY
Auto
Finished Goods                    8,409     70.0%     77.5%     85.0%    5,886    6,517    7,147
Greige/WIP                        5,395      5.0%     12.5%     20.0%      270      674    1,079

Raw Materials
   Knitting                       1,711     75.0%     80.0%     85.0%    1,283    1,369    1,454
   Warping                          281      5.0%     12.5%     20.0%       14       35       56
   Case Yarn                      2,307      5.0%     12.5%     20.0%      115      288      461
   Beam Yarn                      3,886      5.0%     12.5%     20.0%      194      486      777
   Dyes & Chemicals                 603     10.0%     17.5%     25.0%       60      105      151
   Frame, Foam, Lining & Heat       932     10.0%     17.5%     25.0%       93      163      233
   Yarn - Finished                2,806      5.0%     12.5%     20.0%      140      351      561
   Yarn - WIP                     2,045      5.0%     12.5%     20.0%      102      256      409
   Reserve                           0       0.0%      0.0%      0.0%       -        -        -
                                     --      ----      ----      ----       --       --       -
Total Raw Materials              14,570     13.7%     21.0%     28.2%    2,003    3,053    4,103

Supplies                          3,37       5.0%      7.5%     10.0%      169      253      337
                                 ------      ----      ----     -----     ----     ----     ---
Total Gross Inventory            31,746     26.2%     33.1%     39.9%    8,327   10,497   12,666

Reserves                         11,967
                                -------
Total Net Inventory              19,779     42.1%     53.1%     64.0%    8,327   10,497   12,666

Tech. Textiles
--------------
Finished Goods                    2,672     25.0%     37.5%     50.0%      668    1,002    1,336
Greige/WIP                        3,552      5.0%     10.0%     15.0%      178      355      533
Raw Materials                     4,091      5.0%     12.5%     20.0%      205      511      818
Supplies                            776      5.0%      7.5%     10.0%       39       58       78
                                   ----      ----      ----     -----      ---      ---      --
Total Gross Inventory            11,091      9.8%     17.4%     24.9%    1,089    1,927    2,764

Reserves                         5,795
                                 -----
Total Net Inventory               5,295     20.6%     36.4%     52.2%    1,089    1,927    2,764

Twin Rivers
-----------
Finished Goods                    1,010     10.0%     20.0%     30.0%      101      202      303
Greige/WIP                           39      5.0%     10.0%     15.0%        2        4        6
Raw Materials                       337      5.0%      7.5%     10.0%       17       25       34
Supplies                            299      5.0%      7.5%     10.0%       15       22       30
                                   ----      ----      ----     -----      ---      ---      ---
Total Gross Inventory             1,685      8.0%     15.1%     22.1%      135      254      372

Reserves                          1,554
                                  -----
Total Net Inventory                 131    102.6%    193.1%    283.7%      135      254      372

Cobleskill
----------
Finished Goods                        -      0.0%      0.0%      0.0%        -        -        -
Greige/WIP                           30      5.0%     10.0%     15.0%        2        3        5
Raw Materials                         -      0.0%      0.0%      0.0%        -        -        -
Supplies                            817      5.0%      7.5%     10.0%       41       61       82
                                   ----      ----      ----     -----      ---      ---      ---
Total Gross Inventory               848      5.0%      7.6%     10.2%       42       64       86

Reserves                             -
                                     -
Total Net Inventory                 848      5.0%      7.6%     10.2%       42       64       86

Herkimer
--------
Finished Goods                    9,328     10.0%     20.0%     30.0%      933    1,866    2,798
Greige/WIP                        1,442      5.0%     10.0%     15.0%       72      144      216
Raw Materials                     3,406      5.0%     10.0%     15.0%      170      341      511
Supplies                          1,332      2.0%      3.5%      5.0%      27       47        67
                                 ------      ----      ----      ----      ---      ---      ---
Total Gross Inventory            15,508      7.7%     15.5%     23.2%    1,202    2,397    3,592

Reserves                          8,100
                                  -----
Total Net Inventory               7,408     16.2%     32.4%     48.5%    1,202    2,397    3,592

Total Inventory
---------------
Total Gross Inventory            60,877     17.7%     24.9%     32.0%   10,795   15,138   19,482
Total Reserves                   27,416
                                 ------
Net Inventory                    33,461     32.3%     45.2%     58.2%   10,795   15,138   19,482


Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                                        --------------------------------------------------------------------------
                                                         Estimated Realization Percentages            Estimated Proceeds
                                                        --------------------------------------------------------------------------
                                           Book Value    Low Case    Midpoint    High Case    Low Case     Midpoint    High Case
                                                        --------------------------------------------------------------------------
REAL ESTATE
Cobleskill, NY (1)                                7,923       37.9%       50.5%        63.1%       3,000        4,000       5,000
Gold Mills - Pine Grove, PA                       2,579      148.9%      198.5%       248.2%       3,840        5,120       6,400
Herkimer, NY (2)                                  4,487       91.4%       91.4%        91.4%       4,100        4,100       4,100
Twin Rivers - Schenectady, NY                      N.A.        N.A.        N.A.         N.A.           -            -           -
Fishman Plant (3)                                 1,359       88.3%       88.3%        88.3%       1,200        1,200       1,200
Greenberg Plant (4)                               3,109      321.6%      345.8%       369.9%      10,000       10,750      11,500
Lumberton Plant (5)                                 997       40.1%       40.1%        40.1%         400          400         400
Guilford East Auto - Kenansville, NY             10,127       42.7%       56.9%        71.1%       4,320        5,760       7,200
Guilford Fibers - Fuquay Varina                   6,265       52.7%       70.2%        87.8%       3,300        4,400       5,500
Hornaday Plant                                    8,905       32.3%       43.1%        53.9%       2,880        3,840       4,800
Lynch                                              N.A.        N.A.        N.A.         N.A.         600          800       1,000
IFD                                                N.A.        N.A.        N.A.         N.A.       1,770        2,360       2,950
                                                  -----       -----       -----        -----      ------       ------      ------
Total                                            45,751       77.4%       93.4%       109.4%      35,410       42,730      50,050

MACHINERY & EQUIPMENT
Cobleskill, NY (6)                                 (633)       N.A.        N.A.         N.A.      14,000       14,000      14,000
Gold Mills - Pine Grove, PA (7)                  11,389       14.7%       16.8%        19.0%       1,670        1,915       2,160
Herkimer, NY                                      1,964       72.3%       84.3%        96.2%       1,420        1,655       1,890
Twin Rivers - Schenectady, NY (8)                  N.A.        N.A.        N.A.         N.A.       1,577        1,577       1,577
Wallace Weaving                                   6,690       16.1%       18.8%        21.5%       1,080        1,260       1,440
Fishman Plant                                         -        N.A.        N.A.         N.A.           -            -           -
Greenberg Plant                                       -        N.A.        N.A.         N.A.          13           15          17
Lumberton Plant                                   1,162       85.2%       96.0%       106.7%         990        1,115       1,240
Friendship Plant                                  1,426       28.8%       32.3%        35.8%         410          460         510
Guilford East Auto - Kenansville, NY             14,738       28.9%       35.1%        41.3%       4,260        5,170       6,080
Guilford Fibers - Fuquay Varina                  24,604        8.3%       10.1%        11.8%       2,040        2,475       2,910
Hornaday Plant                                    3,363       30.0%       33.7%        37.5%       1,010        1,135       1,260
Lynch                                              N.A.        N.A.        N.A.         N.A.           -            -           -
IFD                                                N.A.        N.A.        N.A.         N.A.           -            -           -
                                                  -----       -----       -----        -----          --           --          --
Total Machinery and Equipment                    64,703       44.0%       47.6%        51.1%      28,470       30,777      33,084

Total Real Estate and M&E                       110,454       57.8%       66.5%        75.3%      63,880       73,507      83,134


(1) Liquidation value is below the appraised value of $8.6MM. Ranges are in line with discussions with prospective purchasers.

(2) Liquidation value is below the appraised value of $5.6MM. Ranges are in line with discussions with prospective purchasers.

(3) Liquidation value is below the appraised value of $1.54MM. Ranges are in line with discussions with prospective purchasers.

(4) There is a contract signed for the disposition of the Greenberg facility for $11MM. The low range value assumes that $1.5MM held for environmental cleanup does not get recovered.

(5) Liquidation value is below the appraised value of $1.0MM. Ranges are in line with discussions with prospective purchasers.

(6) The Company has reached a tentative agreement to sell Cobleskill's machinery & equipment for $14.0MM.

(7) Valuation by Dove Bid reduced by $400K - $600K (low - high liquidation value) to reflect portion of equipment sold in calendar Q1 2002.

(8) Assets sold for $1.577MM.

Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                         -------------------------------------------------------------------------------------------
                                              Estimated Realization Percentages             Estimated Proceeds
                                         -------------------------------------------------------------------------------------------
                            Book Value      Low Case       Midpoint      High Case       Low Case       Midpoint       High Case
                                         -------------------------------------------------------------------------------------------
FOREIGN SUBSIDIARIES
   UK                             40,486           1.6%           7.6%          13.7%            644           3,094          5,544
   American Textile (1)           29,593           0.0%           0.0%           0.0%              -               -              -
   Brazil                          5,332           0.0%           0.0%           0.0%              -               -              -
   Altamira                      (14,149)          N.A.           N.A.           N.A.         12,000          16,000         20,000
                                 --------                                                    -------         -------        -------
                                  61,262                                                      12,644          19,094         25,544


UK - DETAIL
   2003 EBITDA                                                                                 4,900           4,900          4,900
   EBITDA Multiple (2)                                                                          2.5x            3.0x           3.5x
                                                                                                ----            ----           ----
   Enterprise Value                                                                           12,250          14,700         17,150
   Less: Debt (3)                                                                             11,606          11,606         11,606
                                                                                             -------         -------        -------
     Total Equity Value                                                                          644           3,094          5,544


AMERICAN TEXTILE - DETAIL
   2003 EBITDA                                                                                   900             900            900
   EBITDA Multiple (2)                                                                          2.5x            3.0x           3.5x
                                                                                                ----            ----           ----
   Enterprise Value                                                                            2,250           2,700          3,150
   Less: Debt (3)(4)                                                                           8,823           8,823          8,823
                                                                                              ------          ------         ------
     Total Equity Value                                                                            -               -              -


(1) Includes Grupo Ambar, Mexico, Mexicanas, Altamira, Tamaulipas and Nustart.

(2) Multiple reflects the fact that parent company is liquidated and that the companies are foreign subsidiaries.

(3) Outstanding debt as of 3/3/02.

(4) Excludes intercompany debt of $23.2MM.

Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

                                                                         Estimated      Estimated       Estimated
                                                                          Proceeds       Proceeds        Proceeds
                                                                          Low Case       Midpoint        High Case
                                                                        (15 Months)     (13 Months)     (11 Months)
                                                                        -----------     -----------     -----------
Trustee's  Counsel Fees                                                     2,300           2,500           2,700
Bank & Note Holder's Bankruptcy Counsel                                         -               -               -
Unsecured Creditors Bankruptcy Counsel                                          -               -               -
Debtor Corporate Counsel                                                        -               -               -
Debtor Bankruptcy Financial Advisor                                             -               -               -
Bank & Note Holder's Bankruptcy Financial Advisor                               -               -               -
Unsecured Creditors Bankruptcy Financial Advisor                                -               -               -
Other                                                                        450             575             700
                                                                             ----            ----            ---
Total Legal & Professional Fees                                             2,750           3,075           3,400



Guilford Mills, Inc. et. al.
Notes to Hypothetical Forced Liquidation Analysis
Liquidation using April 28, 2002 Balance Sheet
Dollars in Thousands

Carrying Costs                  Month 1   Month 2    Month 3    Month 4    Month 5     Month 6    Month 7    Month 8    Month 9
                                -------   -------    -------    -------    -------     -------    -------    -------    -------
Pine Grove, PA                     368        286        175        175        175         175        175        175        175
Lumberton Plant                     46         46         46         36         36          36         36         36         36
Guilford East Auto                 563        414        277        277        277         277        277        277        277
Guilford Fibers                    214        197        164        131        129         129        129        129        129
Hornaday                            72         72         66         59         59          59         59         59         59
                                   ---        ---        ---        ---        ---         ---        ---        ---        ---
Total                            1,262      1,014        728        679        677         677        677        677        677


** TABLE CONTINUED...**

Carrying Costs                 Month 10    Month 11   Month 12   Month 13   Month 14    Month 15
                               --------    --------   --------   --------   --------    --------

Pine Grove, PA                      175        140        140        140         140        140
Lumberton Plant                      36         29         29         29          29         29
Guilford East Auto                  277        222        222        222         222        222
Guilford Fibers                     129        103        103        103         103        103
Hornaday                             59         47         47         47          47         47
                                    ---        ---        ---        ---         ---        ---
Total                               677        542        542        542         542        542





-------------------------------------------------------------
CARRYING COSTS - ASSETS HELD
FOR SALE

               Estimated      Estimated       Estimated
                Proceeds       Proceeds        Proceeds
                Low Case       Midpoint        High Case
              (11 Months)     (13 Months)     (15 Months)
              -----------     -----------     -----------

Total            8,286           9,369           10,452
-------------------------------------------------------------




Note: Estimated wind down costs are per December liquidation analysis prepared by Nightingale & Associates.

(1) Carrying costs are assumed for only Pine Grove, Lumberton, Guilford East Auto, Guilford Fibers and Hornaday. The remaining plants are assumed to be liquidated with zero carrying costs.